Exhibit 10.1

Execution Version

AMENDED AND RESTATED FACILITY AGREEMENT

dated as of October 12, 2022

by and among

SIENTRA, INC.,

as the Borrower,

the other Loan Parties party hereto from time to time,

the Lenders

and

DEERFIELD PARTNERS, L.P.,

as agent for itself and the Lenders

i

Annexes

Annex A	Loan Amounts

Schedules

Schedule 2.3	Payment Details and Notice Information
Schedule 3.1	Existence and Power
Schedule 3.4	Capitalization
Schedule 3.6	Litigation
Schedule 3.17	Material Contracts
Schedule 3.18	Environmental Matters
Schedule 3.19	Intellectual Property

Schedule 3.26	Accounting Controls
Schedule 5.23	Post-Closing Items
Schedule 6.1	Debt; Contingent Obligations
Schedule 6.2	Liens
Schedule 6.7	Investments
Schedule 6.8	Transactions with Affiliates

Exhibits

Exhibit A-1	Form of Original Loan Convertible Note
Exhibit A-2	Form of Disbursement Loan Convertible Note
Exhibit B	Closing Checklist
Exhibit C	Form of Assignment and Assumption
Exhibit D	Form of Solvency Certificate
Exhibit E	Form of Warrant
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Registration Rights Agreement

AMENDED AND RESTATED FACILITY AGREEMENT

This AMENDED AND RESTATED FACILITY AGREEMENT (this “Agreement”), dated as of October 12, 2022, is entered into by and among SIENTRA, INC., a Delaware corporation (the “Borrower”), the other Loan Parties (as defined below) party hereto from time to time, the lenders set forth on the signature page of this Agreement (together with their successors and permitted assigns, the “Lenders”), DEERFIELD PARTNERS, L.P., as agent for itself and the other Lender Parties (in such capacity, together with its successors and assigns in such capacity, “Agent,” and, together with the Lenders, the Borrower and the other Loan Parties party hereto, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties party thereto, the Agent and the Lenders party thereto (the “Prior Lenders”) are party to that certain Facility Agreement dated as of March 11, 2020 (the “Prior Closing Date”) (as amended by that certain Amendment to Facility Agreement, dated as of April 24, 2020, and as further amended by that certain First Amendment to Facility Agreement, dated as of September 28, 2021, the “Prior Agreement”);

WHEREAS, the Borrower, the other Loan Parties, the Agent and the Lenders desire to amend and restate in its entirety the Prior Agreement, without constituting a novation, all on the terms, and subject to the conditions contained herein;

WHEREAS, the Borrower desires to secure all of their Obligations under the Facility Documents by granting to Agent, for the benefit of the Lenders, a security interest in and lien upon substantially all of its Property constituting Collateral to secure the Obligations;

WHEREAS, the Borrower has agreed to execute and deliver (i) Disbursement Loan Convertible Notes to each of the Disbursement Loan Lenders evidencing such Disbursement Loans and (ii) Original Loan Convertible Notes to each of the Original Loan Lenders evidencing such Original Loans, in each case subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Borrower has agreed to enter into the Exchange Agreement with certain Lenders party thereto and consummate the Closing Date Equity Exchange; and

WHEREAS, each of the Loan Parties is willing to guaranty all of the Obligations (and, in the case of the Borrower, the Obligations of the other Loan Parties) and secure all of their Obligations under the Facility Documents by granting to Agent, for the benefit of the Lenders, a security interest in and lien upon substantially all of their Property constituting Collateral to secure the Obligations.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 General Definitions. Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Accounting Principles” means GAAP, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.10, but subject to Section 1.5.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, business line, unit of operation or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the equity interests of any Person or otherwise causing any Person to become a Subsidiary of a Loan Party, (c) a merger or consolidation or any other combination with another Person or (d) the acquisition (including through licensing) of any Product, Product line or Intellectual Property of or from any other Person.

“Acquisition Consideration” has the meaning set forth in the definition of “Permitted Acquisitions.”

“Additional Amounts” has the meaning set forth in Section 2.4(a).

“Affiliate” means, with respect to any Person, (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless expressly stated otherwise herein, no Lender shall, for the purposes of this Agreement or any of the other Facility Documents, be deemed an Affiliate of the Borrower, any other Loan Party or any of their respective Subsidiaries. With respect to a Lender, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Lender shall, for purposes hereof, be deemed to be an Affiliate of such Lender.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agreed Disclosure Process” has the meaning set forth in Section 5.18(d).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Announcing Form 8-K” has the meaning set forth in Section 5.18(a).

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee, substantially in the form of Exhibit C or any other form reasonably approved by the Agent.

“Available Shares” means the number of authorized shares of Common Stock, less (i) the number of outstanding shares of Common Stock, (ii) the number of shares of Common Stock that are reserved for issuance for any purpose other than for issuance pursuant to the Convertible Notes or the Warrants, and (iii) if the Borrower shall not have consummated an Equity Financing, 80,000,000 shares of Common Stock (subject to appropriate adjustment for any Stock Event that occurs following the Closing Date), in each case, determined immediately following the later to occur of the date and time that the Charter Amendment shall have been filed with the Secretary of State of the State of Delaware and become effective (the “Charter Effective Time”), and if the Charter Amendment provides for a reverse split of the Common Stock, the Reverse Split Effective Time (as defined below).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.10.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Rate in effect on such day plus 0.50%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10.

“Benchmark Replacement” the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date: (a) Daily Simple SOFR, or (b) the sum of (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment; provided that, in each case, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body, or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Business Day” means a day on which banks are open for business in New York, New York, other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. § 9601 et seq., as the same may be amended from time to time.

“Change of Control” means (a) the occurrence of any Major Transaction, (b) any single “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or shall at any time become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more on a fully diluted basis of the voting interests in the Borrower’s Stock (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), (c) a sale (including by way of an exclusive lease or license) of all or substantially all of the assets of the Borrower (including, for the avoidance of doubt, the sale of all or substantially all of the assets of Borrower and its Subsidiaries) or of the Borrower’s Stock shall occur or be consummated, (d) any change in the composition of the board of directors of the Borrower such that the individuals who, as of the Closing Date, constituted the board of directors of the Borrower (such board of directors being hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors of the Borrower; provided, however, that any individual who becomes a member of the board of directors of the Borrower whose election, or nomination for election by the Borrower’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the board of directors of the Borrower and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board, or (d) the occurrence of a “change of control,” however so defined in any document, agreement or instrument governing or evidencing any Debt with a principal amount in excess of $5,000,000 or, in each case, any term of similar effect.

“Closing Date” means the date of this Agreement.

“Closing Date Equity Exchange” means the exchange of Prior Loans made under the Prior Agreement in an aggregate principal amount of $10,000,000 for shares of Common Stock on the Closing Date pursuant to the Exchange Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Loan Party, and any other Person who has granted a Lien to Agent, in or upon which a Lien is granted, purported to be granted, or now or hereafter exists in favor of any Lender or Agent for the benefit of Agent and the Lenders, whether under this Agreement or under any other Collateral Document.

“Collateral Documents” means the Security Agreement, each Control Agreement, each Perfection Certificate, any subordination or intercreditor agreement entered into by any Secured Party with respect to any Debt or other obligations permitted under the Facility Documents, any mortgage delivered in connection with this Agreement and any other instruments or documents delivered by any Loan Party, any of its respective Subsidiaries or any other Person pledging or granting a lien on Collateral or guaranteeing the payment and performance of the Obligations pursuant to this Agreement or any of the other Facility Documents in order to grant to Agent, on behalf of the Secured Parties, a Lien on any real, personal or mixed property of such Loan Party as security for the Obligations, as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Common Stock” means the common stock of the Borrower.

“Company Share Major Transaction” has the meaning set forth in the Convertible Notes.

“Competitor” means, at any time of determination, any Person engaged in the same or substantially the same line of business as the Borrower and the other Loan Parties and such business accounts for all or substantially all the revenue or net income of such Person at the time of such determination.

“Compliance Certificate” means a certificate, duly authorized by an Responsible Officer of the Borrower, substantially in the form of Exhibit F hereto.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) if applicable, under any Swap Contract, to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any Guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so Guaranteed or otherwise supported.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Required Lenders, among Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account or owning such entitlement or contract, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Agent (for the benefit of the Secured Parties).

“Controlled Group” means all members of a group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA and, solely for purposes of Section 412 and 436 of the Code, Section 414(m) or (o) of the Code.

“Conversion” means any conversion of any of the Convertible Notes into Conversion Shares in accordance with the terms thereof.

“Conversion Shares” has the meaning set forth in Section 3.27(a).

“Convertible Notes” means the Original Loan Convertible Notes and the Disbursement Loan Convertible Notes, each being a “Convertible Note”.

“Convertible Securities” means any securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Covered Person” has the meaning set forth in Section 3.29(d).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) Business Days prior to (i) if such SOFR Rate Day is a Business Day, such SOFR Rate Day, or (ii) if such SOFR Rate Day is not a Business Day, the Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding Business Day for which such SOFR was published on the SOFR Administrator’s website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“DEA” means the Drug Enforcement Administration of the United States of America, any comparable state or local Governmental Authority, any comparable Governmental Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) Disqualified Stock, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) “earnouts”, purchase price adjustments, profit sharing arrangements (other than those entered into in the Ordinary Course of Business), deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, and (i) all Debt of others Guaranteed by such Person. Without duplication of any of the foregoing, Debt of Loan Parties shall include any and all Loans.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of any Loan Party.

“Disbursement Loan Convertible Notes” means the Disbursement Loan Convertible Notes issued to the Disbursement Loan Lenders evidencing the Disbursement Loans, each in substantially the form attached hereto as Exhibit A-2.

“Disbursement Loan Lenders” means the Lenders making the Disbursement Loans, each being a “Disbursement Loan Lender.”

“Disbursement Loan Maturity Date” means October 12, 2027.

“Disbursement Loans” has the meaning set forth in Section 2.1(a).

“Disposition” mean (a) the sale, lease, conveyance or other disposition (including abandonment) of any assets or property (including any sale and leaseback and any transfer or conveyance of any assets or property pursuant to a Division/Series Transaction), (b) the sale or transfer by any Loan Party or any Subsidiary of any Loan Party of any Stock issued to it by any Subsidiary of any Loan Party, and (c) the issuance of any Stock by any Loan Party (other than the Borrower) or any Subsidiary of any Loan Party. “Dispose” has a correlative meaning.

“Disqualification Event” has the meaning set forth in Section 3.29(d).

“Disqualified Stock” means, with respect to any Person, any equity interest in such Person that, by its terms (or by the terms of any security or other equity interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, less than 91 days after the Facility Termination Date (a) matures or is mandatorily redeemable (other than solely for Permitted Debt or other equity interests in such Person or of Sientra that do not constitute Disqualified Stock and cash in lieu of fractional shares of such equity interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part (other than solely for Permitted Debt or other equity interests in such Person or of Sientra that do not constitute Disqualified Stock and cash in lieu of fractional shares of such equity interests), (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other equity interests that would constitute Disqualified Stock.

“Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class), (b) any payment by such Person on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person, or (ii) any option, warrant or other right to acquire any equity interests in such Person, or (c) any management fees, salaries or other fees or compensation to any Person holding a material equity interest in a Loan Party or a Subsidiary of a Loan Party (other than reasonable and customary (i) payments of salaries to individuals, (ii) directors fees, and (iii) advances and reimbursements to employees or directors, all in the Ordinary Course of Business), an Affiliate of a Loan Party or an Affiliate of any Subsidiary of a Loan Party.

“Division/Series Transaction” means, with respect to the Loan Parties and their Subsidiaries, that any such Person (a) divides into two or more Persons (whether or not the original Loan Party or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case as contemplated under the laws of any jurisdiction.

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

“DTC” has the meaning set forth in Section 3.28(g).

“EDGAR” has the meaning set forth in Section 3.25.

“Eligible Market” means the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the NYSE American, or the Nasdaq Capital Market.

“Environmental Laws” means any and all Laws pertaining to the environment, natural resources, pollution, Hazardous Materials, or, to the extent relating to exposure to substances that are harmful or detrimental to the environment, employee health or safety, including any environmental clean-up Laws which pertain to or impose liability or standards of conduct concerning medical waste or medical products, equipment or supplies.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which any Loan Party maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which any Loan Party or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 8.27(a).

“Erroneous Payment Notice” has the meaning assigned to it in Section 8.27(a).

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Exchange Agreement” means that certain Exchange Agreement, dated as of the Closing Date, by and between the Borrower and Deerfield Partners, L.P.

“Exercise Price” has the meaning provided therefor in the Warrant.

“Existing Credit Agreements” means (i) the Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of July 1, 2019, among the Borrower, the other borrowers party thereto, MidCap Funding IV Trust, as lender and agent, and the other lenders party thereto, and (ii) the Amended and Restated Credit and Security Agreement (Term Loan), dated as of July 1, 2019, among the Borrower, the other borrowers party thereto, MidCap Financial Trust, as lender and agent, and the other lenders party thereto, in each case, as in effect on the date hereof.

“Exit Fee” has the meaning set forth in Section 2.2(c).

“Excluded Taxes” means with respect to any Lender, (a) Taxes imposed on (or measured by) such Lender’s net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) any United States federal withholding Tax imposed on amounts payable to or for the account of such Lender with respect to its interest in a Loan under the laws in effect at the time such Lender becomes a party to this Agreement or such Lender changes its lending office, except to the extent such Lender acquired its interest in the Loan from a transferor that was entitled, immediately before such transfer, to receive Additional Amounts with respect to such withholding Tax pursuant to Section 2.4(a) or was itself so entitled immediately before changing its lending office, (c) any United States federal withholding Tax imposed on amounts payable to such Lender directly as a result of such Lender’s failure to comply with Section 2.4(d), or (d) any United States federal withholding Tax imposed on amounts payable to such Lender under FATCA.

“Facility Documents” means this Agreement, the Convertible Notes, the Registration Rights Agreement, the Solvency Certificate, any other solvency certificate, each Compliance Certificate, the Exchange Agreement, any written notices from the Borrower with respect to request of Disbursements under Section 2.1, the Warrants, any landlord agreements, any warehouse agreement, any bailee waivers, any collateral access agreement, any amendments to the foregoing, and all other documents, agreements and instruments delivered in connection with any of the foregoing, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Facility Termination Date” has the meaning set forth in Section 2.2(a).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements entered into with respect to the foregoing.

“FDA” means the Food and Drug Administration of the United States of America, any comparable state or local Governmental Authority, any comparable Governmental Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any entity succeeding to any of its principal functions.

“Final Payment” means such amount of cash and Warrants as may be necessary to repay the outstanding principal amount of the Loans and any other amounts (including the Obligations) owing by the Borrower and the other Loan Parties to the Secured Parties pursuant to the Facility Documents.

“Floor” means a rate of interest equal to 2.00%.

“Forced Conversion Optional Redemption” has the meaning set forth in the Disbursement Loan Convertible Notes.

“Foreign Lender” has the meaning set forth in Section 2.4(d).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“Good Manufacturing Practices” means current good manufacturing practices, as set forth in 21 C.F.R. Parts 210 and 211.

“Governmental Authority” means any federal, state, foreign or international government, regulatory or administrative agency, any state or other political subdivision thereof having jurisdiction over any Loan Party or any Subsidiary of any Loan Party, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing. For the avoidance of doubt, Governmental Authority shall include the SEC, the Principal Market, the Financial Industry Regulatory Authority, any agency, branch or other governmental body, entity or panel charged with the responsibility and/or vested with the authority to administer and/or enforce any Health Care Laws, including any Medicare or Medicaid administrators, contractors, intermediaries or carriers and any agency, branch or other governmental body, entity or panel charged with the responsibility and/or vested with the authority to administer and/or enforce laws governing insurance, including the National Association of Insurance Commissioners and any board of insurance, insurance department or insurance commissioner.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Loan Party that has executed or delivered, or shall in the future execute or deliver, any Guarantee of any portion of the Obligations.

“Hazardous Materials” means (a) any “hazardous substance” as defined in CERCLA, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act , (c) asbestos, (d) polychlorinated biphenyls, (e) petroleum and its derivatives, by-products and other hydrocarbons, and (f) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

“Health Care Laws” means all applicable Laws relating to the provision and/or administration of, and/or payment for, health care services, items and supplies including, without limitation, including without limitation applicable Laws related to: (a) fraud and abuse, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Eliminating Kickbacks in Recovery Act of 2018 (18 U.S.C. § 220), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act 18 U.S.C. § 287, the False Statements Relating to Health Care Matters Act (18 U.S.C. § 1035), the Health Care Fraud Act (18 U.S.C. § 1347), the Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), the Anti-Kickback Act of 1986 (41 U.S.C. §§ 51-58), the Laws regarding Exclusion and Civil Monetary Penalties (42 U.S.C. §§ 1320a-7, 1320a-7a and 1320a-7b), the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173), and any state, commonwealth or local laws similar to any of the foregoing; (b) the Patient Protection and Affordable Care Act (Pub. L. No. 111-148) and the Health Care and Education Reconciliation Act of 2010 (Pub. L. No. 111-152); (c) Medicare, Medicaid, CHAMPVA, TRICARE, the State Children’s Health Insurance Program (Title XXI of the Social Security Act), and any other Third Party Payor Programs; (d) the licensure, permitting, registration or regulation of healthcare providers, suppliers, professionals, facilities or payors; (e) patient health care; (f) quality, safety certification and accreditation standards and requirements; (g) billing, coding or the submission or payment of claims or collection of accounts receivable or refund of overpayments; (h) HIPAA; (i) the practice of medicine and other health care professions or the organization of medical or professional entities; (j) state kickback, fee-splitting, false claims, or self-referral prohibitions; (k) the Federal Controlled Substances Act (21 U.S.C. 801 § et. seq., and all rules and regulations of the United States Drug Enforcement Administration), the federal Food Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), including current Good Manufacturing Practices, and similar standards of the United States Food and Drug Administration, and any related state laws and regulations; (l) the Clinical Laboratory Improvement Amendments and the regulations promulgated thereunder and similar state laws; (m) the provision of free or discounted care or services; (n) laws and regulations regulating the generation, transportation, treatment, storage, disposal and other handling of medical or radioactive waste, and (o) any and all other applicable health care laws, regulations, and manual provisions, policies and administrative guidance, each of clauses (a) through (o) as may be amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated thereunder from time to time.

“HIPAA” means the (a) Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) any federal, state and local laws regulating the privacy and/or security of individually identifiable health information, including, without limitation, state laws providing for notification of breach of privacy or security of individually identifiable health information, in each case with respect to the applicable Laws described in clauses (a), (b) and (c) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.

“Indemnified Person” has the meaning set forth in Section 8.10(a).

“Indemnified Taxes” means (a) any Taxes imposed on or with respect to any payments made by or on account of any obligation of any Loan Party under any Facility Document, other than Excluded Taxes, and (b) to the extent not otherwise described in clause (a) above in this definition, Other Taxes.

“Indemnity” has the meaning set forth in Section 8.10(a).

“Intellectual Property” means all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any like protections, including improvements, divisions, continuations, renewals, reissues, reversions, reexaminations, extensions, and continuations-in-part of the same, any and all income royalties, and proceeds at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law, including any claims for damage by way of any past, present, or future infringement, misappropriation, dilution, violation or other impairment of any of the foregoing.

“Interest Payment Date” has the meaning set forth in Section 2.6.

“Interest Period” means: (a) initially, the period beginning on (and including) the date on which any Disbursement Loan is made (or Obligation is created, as applicable) hereunder pursuant to Section 2.1 and ending on (but not including) the last Business Day of December 2022; and (b) thereafter, the period beginning on (and including) the last Business Day of the immediately preceding Interest Period and ending on the earlier of (i) (but not including) the last Business Day of the calendar month that is three (3) months thereafter, and (ii) (and including) the Maturity Date.

“Interest Rate” means, as the context requires, the Original Loan Interest Rate or the SOFR Interest Rate.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any Acquisition (including through licensing) or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

“IRS” means the United States Internal Revenue Service.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Loan Party in any particular circumstance. “Laws” includes, without limitation, Health Care Laws and Environmental Laws.

“Lender Parties” means Agent, the Lenders, holders of other Obligations, holders of Convertible Notes and all Indemnified Persons, each being a “Lender Party”.

“Lenders” has the meaning set forth in the preamble to this Agreement.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liabilities, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereof and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, and whether direct, indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset. For the purposes of this Agreement and the other Facility Documents, any Loan Party or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loans” means, collectively, the Original Loans, the Disbursement Loans and any loan or other credit extension made available or provided from time to time by any of the Lenders to the Borrower pursuant to this Agreement or any other Facility Document or, as the context may require, the principal amount thereof from time to time outstanding and shall include any funded Disbursement Loans.

“Loan Parties” means the collective reference to the Borrower and all of the Guarantors.

“Loss” has the meaning set forth in Section 8.10(a).

“Major Transaction” has the meaning set forth in the Convertible Notes.

“Major Transaction Conversion” has the meaning set forth in the Convertible Notes.

“Major Transaction Payment” has the meaning set forth in Section 5.19.

“Make Whole Amount” means, on any date such amount is required to be paid in accordance with Section 2.2(b), an amount in cash equal to, all required interest payments, fees, charges and premiums due on the Loans that are prepaid, paid, redeemed or repaid from the date of prepayment, payment, redemption or repayment as applicable) through and including the Maturity Date applicable to such Loans (assuming that the interest rate applicable to all such interest is the applicable Interest Rate for such Loans), and for the avoidance of doubt, without any discount rate applying thereto (but assuming a 360-day year and actual days elapsed).

“Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, binding arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the condition (financial or otherwise), operations, business or properties of any of the Loan Parties, (b) the rights and remedies of Agent or Lenders under any Facility Document, or the ability of any Loan Party to perform any of its obligations under any Facility Document to which it is a party, (c) the legality, validity or enforceability of any Facility Document, or (d) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Contracts” means (a) the Facility Documents, (b) the agreements listed on Schedule 3.17, (c) each contract or agreement that is disclosed (or is required to be disclosed) publicly as a material definitive agreement by the Loan Parties, (d) the Project Destiny Acquisition Agreement, (e) the Project Destiny Transition Services Agreement, (f) the Project Destiny Lease, (g) the Project Hurricane Acquisition Agreement and (h) each other agreement or contract to which such Loan Party or its Subsidiaries is a party the termination of which could reasonably be expected to result in a Material Adverse Effect.

“Material Intangible Assets” means all of (a) Loan Parties’ Intellectual Property and (b) license or sublicense agreements or other agreements with respect to rights in Intellectual Property, in each case that are material to the condition (financial or other), business or operations of Loan Parties.

“Maturity Date” means the Disbursement Loan Maturity Date and/or the Original Loan Maturity Date, as applicable.

“Monthly Cash Burn Amount” means, with respect to Loan Parties, an amount equal to (a) the Loan Parties’ change in cash and cash equivalents, without giving effect to any increase resulting from contributions or proceeds of financings, for the immediately succeeding twelve (12) month period following the consummation of the Permitted Acquisition based upon the Transaction Projections, divided by (b) twelve (12).

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Loan Party or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.

“Necessary Disclosure” has the meaning set forth in Section 5.18(d).

“Obligations” means all Loans (including the Original Loans and the Disbursement Loans), any Make Whole Amount, Exit Fee, interest, fees, expenses, costs, liabilities, indebtedness and other obligations (monetary (including post-petition interest, costs, fees, expenses and other amounts, whether allowed or not) or otherwise) of (or owed by) the Borrower and the other Loan Parties under or in connection with the Facility Documents, in each case howsoever created, arising or evidenced, whether direct or indirect

(including those acquired by assignment), absolute or contingent, now or hereafter existing, or due or to become due.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Optional Redemption” has the meaning set forth in the Convertible Notes.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Ordinary Course of Business” means, in respect of any transaction involving any Loan Party, the ordinary course of business of such Loan Party, as conducted by such Loan Party in accordance with past practices.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating agreement, joint venture agreement, limited liability company agreement or members agreement), including any and all shareholder agreements or voting agreements relating to the capital stock or other equity interests of such Person.

“Original Loan Convertible Notes” means the Original Loan Convertible Notes issued to the Original Loan Lenders evidencing the Original Loans, each as shall be amended and restated on the Closing Date to be in substantially the form attached hereto as Exhibit A-1.

“Original Loan Interest Rate” means 4.00% per annum.

“Original Loan Lenders” means the Lenders making the Original Loans, each being an “Original Loan Lender”.

“Original Loan Maturity Date” means March 11, 2026.

“Original Loans” has the meaning set forth in Section 2.1(a).

“Other Connection Taxes” means with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Taxes (except a connection arising solely from such Lender having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected a security interest under, engaged in any transaction pursuant to or enforced any Facility Document or Warrant, or sold or assigned an interest in any Facility Document or Warrant).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, issuance, delivery, registration, enforcement or transfer of, or otherwise with respect to, any Facility Document, Warrant or Warrant Shares.

“Parties” has the meaning set forth in the preamble to this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.

“Perfection Certificate” means a certificate in substantially the form of Exhibit B.

“Permit” means all licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, marketing authorizations, drug or device authorizations and approvals, other authorizations, franchises, qualifications, accreditations, registrations, permits, consents and approvals of a Loan Party issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, “Permit” includes any Regulatory Required Permit.

“Permitted Acquisition” means any Acquisition by a Loan Party, in each case, to the extent that each of the following conditions shall have been satisfied:

(a) the Borrower shall have delivered to Agent at least ten (10) Business Days (or such shorter period as may be agreed by Agent) prior to the closing of the proposed Acquisition: (i) a description of the proposed Acquisition; (ii) to the extent available in the case of an Acquisition for cash consideration in excess of $1,000,000, a due diligence package (including, to the extent available, a quality of earnings report); and (iii) copies of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (or substantially final drafts thereof), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, and, to the extent required to be completed prior to the closing of such Acquisition under the related acquisition agreement and reasonably requested by Agent, all material regulatory and third party approvals and copies of any environmental assessments, if applicable;

(b) the Loan Parties (including any new Subsidiary to the extent required by Section 5.13) shall execute and deliver the agreements, instruments and other documents to the extent required by Section 5.13 hereof;

(c) at the time of such Acquisition and after giving effect thereto, no Event of Default has occurred and is continuing;

(d) all transactions in connection with such Acquisition shall be consummated in all material respects in accordance with applicable Laws;

(e) the assets acquired in such Acquisition are for use in the same, similar, related or complementary lines of business as the Loan Parties are currently engaged or a similar, related or complementary line of business reasonably related, ancillary or supplemental thereto or incidental thereto or reasonably expansive thereof;

(f) if required, such Acquisition shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of any Person being acquired in such Acquisition;

(g) no Debt or Liens are assumed or created (other than Permitted Liens and Permitted Debt) in connection with such Acquisition;

(h) [reserved];

(i) the sum of all cash amounts (including cash equivalents) paid or payable in connection with all Permitted Acquisitions (including all Debt, liabilities and Contingent Obligations (in each case to the extent otherwise permitted hereunder) incurred or assumed and the maximum amount of any earn-out or comparable payment obligation in connection therewith, regardless of when due or payable and whether or not reflected on a consolidated balance sheet of Loan Parties) shall not exceed $7,000,000 in the aggregate during the term of this Agreement (such consideration, the “Acquisition Consideration”); and

(j) Agent has received, prior to the consummation of such Acquisition, updated financial projections, in form and substance reasonably satisfactory to Agent, for the immediately succeeding twelve (12) months following the proposed consummation of the Acquisition beginning with the month during which the Acquisition is to be consummated (the “Transaction Projections”) and such other evidence as Agent may reasonably request demonstrating that Loan Parties have, immediately before and immediately after giving effect to the consummation of such Acquisition, unrestricted cash in one or more Deposit Accounts in an aggregate amount equal to or greater than the positive value of the product of (x) twelve (12) multiplied by (y) the Monthly Cash Burn Amount, as determined as of the last day of the month immediately preceding such Acquisition.

“Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Loan Party or its Subsidiary to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Loan Party(ies); provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; and (b) upon a final determination of such contest, Borrower and its Subsidiaries shall promptly comply with the requirements thereof.

“Permitted Contingent Obligations” means

(a) Contingent Obligations arising in respect of the Debt under the Facility Documents;

(b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business;

(c) Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 6.1 (but not including any refinancings, extensions, increases or amendments to the indebtedness underlying such Contingent Obligations other than extensions of the maturity thereof without any other change in terms);

(d) [reserved];

(e) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $1,000,000 in the aggregate at any time outstanding;

(f) Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

(g) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Section 6.6;

(h) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any Swap Contract, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(i) Contingent Obligations arising with respect to customary indemnification obligations, adjustment of purchase price, non-compete or similar obligations of any Loan Party, to the extent such Contingent Obligations arise in connection with a Permitted Acquisition; and

(j) other Contingent Obligations not permitted by clauses (a) through (j) above, not to exceed $500,000 in the aggregate at any time outstanding.

“Permitted Debt” means:

(a) each Loan Party’s and its Subsidiaries’ Debt to Agent and each Lender under this Agreement and the other Facility Documents;

(b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(c) purchase money Debt not to exceed $1,000,000 in the aggregate at any time (whether in the form of a loan or a lease) used solely to acquire equipment used in the Ordinary Course of Business and secured only by such equipment;

(d) Debt existing on the date of this Agreement and described on Schedule 6.1 (but not including any refinancings, extensions, increases or amendments to such Debt other than extensions of the maturity thereof without any other change in terms);

(e) unsecured Debt incurred in respect of corporate credit cards or credit card processing services or other bank product obligations, in each case, incurred in the Ordinary Course of Business in an aggregate amount not to exceed $1,000,000 outstanding at any time;

(f) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Debt existing or arising under any Swap Contract,

provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(g) Debt in the form of insurance premiums financed through the applicable insurance company so long as the amount of such Debt is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the policy year in which such Debt is incurred and such Debt is outstanding only during such policy year;

(h) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business;

(i) [Reserved];

(j) Debt consisting of unsecured intercompany loans and advances incurred by any Loan Party owing to any other Loan Party;

(k) Debt not to exceed $1,000,000 in the aggregate at any time with respect to letters of credit issued to support any real property lease; provided that such letters of credit are secured solely by Liens permitted pursuant to clause (o) of the definition of Permitted Liens;

(l) unsecured earn-out obligations and other similar contingent purchase price obligations incurred in connection with a Permitted Acquisition, in an amount not to exceed the cap set forth in clause (i) of the definition of Permitted Acquisitions after taking into account all other Acquisition Consideration paid or payable by Loan Parties during the term of this Agreement;

(m) [Reserved];

(n) Subordinated Debt;

(o) the Project Destiny Deferred Consideration in an aggregate amount not to exceed $3,000,000; and

(p) the Project Hurricane Deferred Consideration in an aggregate amount not to exceed $11,500,000.

“Permitted Distributions” means the following Distributions:

(a) dividends by any Subsidiary of any of any Loan Party to such applicable parent Loan Party;

(b) dividends payable solely in common stock and de minimis cash payable in lieu of nominal fractional shares;

(c) repurchases of stock of former or current employees, directors, officers or consultants pursuant to stock purchase agreements or rights of first refusal so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided, however, that such repurchase does not exceed $500,000 in the aggregate per fiscal year;

(d) the honoring of any conversion requests in respect of any convertible securities of Borrower (other than Disqualified Stock) permitted under Section 6.1 into equity interests of Sientra pursuant to the terms of such convertible securities or otherwise in exchange therefor; provided that no cash payments are made in connection therewith except for de minimis cash payable in lieu of fractional shares;

(e) the issuance of its equity interests (other than Disqualified Stock) upon the exercise of warrants or options to purchase equity interests of Sientra; provided that no cash payments are made in connection therewith except for de minimis cash payable in lieu of fractional shares;

(f) the distribution of rights pursuant to a stockholder rights plan or redemption of such rights for no or nominal consideration (including, for the avoidance of doubt, cash consideration); provided that such redemption is in accordance with the terms of such plan;

(g) Distributions in connection with the retention of equity interests in payment of withholding taxes in connection with equity-based compensation plans in an aggregate amount not to exceed $500,000 in any twelve (12) month period;

(h) the receipt or acceptance of the return to any Loan Party or any Subsidiary of equity interests of Sientra constituting a portion of the purchase price consideration in settlement of indemnification claims in connection with a Permitted Acquisition pursuant to Section 6.7; provided that no cash payments are made in connection therewith except for de minimis cash payable in lieu of fractional shares; and

(i) payments or distributions to dissenting stockholders pursuant to applicable Law in connection with any Permitted Acquisition, provided that such amounts when taken together with the aggregate Acquisition Consideration paid or payable for all Permitted Acquisitions shall not exceed the amounts permitted by the definition of Permitted Acquisition.

“Permitted Investments” means:

(a) [Reserved];

(b) Investments shown on Schedule 6.7 and existing on the Closing Date;

(c) cash and cash equivalents;

(d) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(e) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, (ii) so long as an Event of Default does not exist at the time of such loan and would not exist after giving effect to such loan, loans to employees, officers, directors or consultants relating to the purchase of equity securities of Loan Parties or their Subsidiaries pursuant to employee stock purchase plans or agreements approved by any Loan Party’s Board of Directors (or other governing body), but the aggregate of all such loans outstanding may not exceed $500,000 at any time and (iii) non-cash loans to employees, officers, directors or consultants related to the purchase of equity interests;

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(g) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business, provided, however, that this subpart (g) shall not apply to Investments of Loan Parties in any Subsidiary;

(h) Investments consisting of Deposit Accounts;

(i) Investments by any Loan Party in any Subsidiary now owned or hereafter created by such Loan Party, which Subsidiary is a Loan Party or has provided a Guarantee of the Obligations in compliance with Section 5.13;

(j) [Reserved];

(k) Investments constituting Permitted Acquisitions;

(l) so long as no Event of Default exists at the time of such Investment or after giving effect to such Investment, Investments consisting of repurchases of stock of former or current employees, officers, directors or consultants not to exceed $500,000 in the aggregate during the term of this Agreement;

(m) Investment of cash and cash equivalents by any Loan Party in respect of Swap Contracts but solely to the extent the obligations of any Loan Party thereunder constitute Permitted Debt pursuant to clause (f) of the definition thereof;

(n) so long as no Event of Default exists at the time of such Investment or after giving effect to such Investment, Investments of cash and cash equivalents in respect of leasehold improvement costs associated with any expansion or relocation of facilities in the Ordinary Course of Business not to exceed $300,000; and

(o) so long as no Event of Default exists at the time of such Investment or after giving effect to such Investment, other Investments of cash and cash equivalents in an amount not exceeding $500,000 in the aggregate.

“Permitted License” means any non-exclusive license of patent rights of Borrower or its Subsidiaries so long as all such Permitted Licenses are granted to third parties in the Ordinary Course of Business, do not result in a legal transfer of title to the licensed property, and have been granted in exchange for fair consideration.

“Permitted Liens” means:

(a) deposits or pledges of cash to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA or, with respect to any Pension Plan or Multiemployer Plan, the Code) pertaining to a Loan Party’s or its Subsidiary’s employees, if any;

(b) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business;

(c) carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest;

(d) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest;

(e) attachments, appeal bonds, judgments and other similar Liens for sums not exceeding $1,000,000 in the aggregate arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest;

(f) with respect to real estate, easements, rights of way, restrictions, minor defects or irregularities of title, none of which, individually or in the aggregate, materially affect the value or marketability of such real estate, impair the use or operation of such real estate for the use currently being made thereof or impair Loan Parties’ ability to pay the Obligations in a timely manner or impair the use of the real estate or the ordinary conduct of the business of any Loan Party or any Subsidiary;

(g) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of custom duties in connection with the importation of goods in the Ordinary Course of Business;

(h) [reserved];

(i) Liens existing on the date hereof and set forth on Schedule 6.2;

(j) any Lien on any equipment securing Debt permitted under subpart (c) of the definition of Permitted Debt, provided, however, that such Lien attaches concurrently with or within thirty (30) days after the acquisition thereof;

(k) Liens in favor of a banking or other financial institution arising in the Ordinary Course of Business encumbering reasonable and customary initial deposits and margin deposits (made in the Ordinary Course of Business and not for speculative purposes) and attaching solely to brokerage accounts otherwise permitted pursuant to the terms of this Agreement (and not securing any Debt for borrowed money);

(l) Liens solely on any cash earnest money deposits made by a Loan Party or any Subsidiary in connection with any letter of intent or purchase agreement with respect to any Permitted Investment;

(m) Permitted Licenses of any Product or Intellectual Property;

(n) leases or subleases of real property granted in the ordinary course of a Loan Party’s business, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property or Products) granted to third parties in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent or any lender a security interest therein and are not otherwise prohibited under this Agreement; and

(o) Liens for the benefit of insurance companies and insurance brokers on rights under insurance policies and proceeds thereof securing obligations permitted by clause (g) of the definition “Permitted Debt”.

“Permitted Modifications” means (a) such amendments or other modifications to a Loan Party’s or Subsidiary’s Organizational Documents as are required under this Agreement or by applicable Law, and (b) such amendments or modifications to a Loan Party’s or Subsidiary’s Organizational Documents (other than those involving a change in the name of a Loan Party or Subsidiary or involving a reorganization of a

Loan Party (other than the Borrower) or Subsidiary under the laws of a different jurisdiction) that would not adversely affect the rights and interests of Agent or Lenders in any material respect.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). For purposes hereof, any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Prior Loans” has the meaning set forth in Section 2.1(a).

“Products” means, from time to time, any products currently manufactured, sold, developed, tested or marketed by any Loan Party or any of its Subsidiaries.

“Project Destiny Acquisition” means the acquisition by Sientra of the Acquired Assets (as defined in the Project Destiny Acquisition Agreement) on the terms set forth in the Project Destiny Acquisition Agreement.

“Project Destiny Acquisition Agreement” means that certain Asset Purchase Agreement, dated as of November 7, 2019, with Sientra, as purchaser, with Vesta Intermediate Funding, Inc., as seller.

“Project Destiny Deferred Consideration” means the Three Million Dollars ($3,000,000) due from Sientra to Vesta Intermediate Funding, Inc. on the fourth (4th) anniversary of the closing date of the Project Destiny Acquisition Agreement pursuant to Section 1.6(a)(ii) thereof, which constitutes a portion of the consideration for the Project Destiny Acquisition pursuant to the terms of the Project Destiny Acquisition Agreement.

“Project Destiny Lease” means that certain Lease Agreement, dated as of November 7, 2019, between Vesta Intermediate Funding, Inc., as lessor, and Sientra, as lessee.

“Project Destiny Transition Services Agreement” means that certain Transition Services Agreement dated as of November 7, 2019, by and between Sientra, Inc. and Vesta Intermediate Funding, Inc.

“Project Hurricane Acquisition” means the acquisition by Sientra of the Purchase Assets (as defined in the Project Hurricane Acquisition Agreement) on the terms set forth in the Project Hurricane Acquisition Agreement.

“Project Hurricane Acquisition Agreement” means that certain Asset Purchase Agreement, dated as of December 31, 2021, by and between Sientra, as buyer, and AuraGen Aesthetics, LLC, a Delaware limited liability company, as seller.

“Project Hurricane Deferred Consideration” means the $3,000,000 due from Sientra to AuraGen Aesthetics LLC (“AuraGen”) by December 31, 2022 pursuant to Section 2.4(b) of the Project Hurricane

Acquisition Agreement and the up to $8,500,000 Milestone Payment (as defined in the Project Hurricane Acquisition Agreement) payable by Sientra to AuraGen pursuant to the first sentence of Section 2.6 of the Project Hurricane Acquisition Agreement, in each case subject to the limitations and reductions set forth in the Project Hurricane Acquisition Agreement, which constitute a portion of the consideration for the Project Hurricane Acquisition pursuant to the terms of the Project Hurricane Acquisition Agreement.

“Portfolio Interest Certificate” has the meaning set forth in Section 2.4(d).

“Post-Closing Items” has the meaning set forth in Section 5.23.

“Principal Market” means the NASDAQ Global Select Market (or any successor to the foregoing) or any Eligible Market the Common Stock is listed on.

“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (a) such Lender’s outstanding Loans, by (b) the total outstanding amount of Loans held by all Lenders.

“Proceeding” means any investigation, inquiry, litigation, review, hearing, suit, claim, audit, arbitration, proceeding or action (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Put Notice” has the meaning set forth in Section 5.19.

“Qualified Equity Financing” means an Equity Financing pursuant to which the Borrower issues up to 40,000,000 shares of Common Stock (subject to adjustment for any Stock Event that occurs after the Closing Date) (including shares issuable upon exercise of pre-funded warrants or similar instruments) and warrants to purchase shares of Common Stock that is consummated within sixty (60) days following the Closing Date; provided, that the number of shares of Common Stock issuable pursuant to such warrants (excluding pre-funded warrants and similar instruments) shall in no event exceed the number of shares of Common Stock (including shares issuable upon exercise of pre-funded warrants and similar instruments) sold in such Equity Financing.

“Register” has the meaning set forth in Section 1.4(b).

“Registered Intellectual Property” means any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 11, 2020, among the Borrower, the Closing Date Lender, and the other lenders party thereto from time to time, as amended and restated on the Closing Date to be in the form attached hereto as Exhibit G.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time and any successor to all or a portion thereof establishing reserve requirements.

“Regulatory Required Permit” means any and all licenses, approvals and permits issued by the FDA, DEA or any other applicable Governmental Authority, including without limitation Drug Applications, necessary for the testing, manufacture, marketing or sale of any Product by any applicable Loan Party and its Subsidiaries as such activities are being conducted by such Loan Party and its

Subsidiaries with respect to such Product at such time and any drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of any Loan Party’s or any Subsidiary’s business.

“Reporting Period” has the meaning set forth in Section 5.10.

“Required Lenders” means, at any time, the Lenders having Pro Rata Shares of which the aggregate Dollar equivalent amount exceeds 50% of the outstanding Loans.

“Reserved Share Number” means 54,580,361 shares of Common Stock (subject to appropriate adjustment for any Stock Event that occurs after the Closing Date, including any reverse stock split effected pursuant to the Charter Amendment), less the number of Conversion Shares issued on or prior to the later of the Charter Amendment Effective Time and, if the Charter Amendment provides for a reverse split of the Common Stock, the Reverse Split Effective Time (subject to appropriate adjustment for any Stock Split that occurs following the issuance of such Conversion Shares and such later time).

“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer or any other officer of the applicable Loan Party acceptable to Agent.

“Restricted Foreign Subsidiary” means miraDry International Sweden AB.

“Sarbanes-Oxley” has the meaning set forth in Section 3.28(a).“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, forms, statements and other documents filed by any Loan Party or any of its Subsidiaries with the SEC pursuant to the Securities Act or the Exchange Act since December 31, 2018 (including all financial statements and schedules included therein, all exhibits thereto and all documents incorporated by reference therein).

“Secured Parties” means Agent, the Lenders, holders of other Obligations, holders of Convertible Notes, holders of Warrants and all Indemnified Persons, and “Secured Party” means each of them.

“Securities” means the Loans, the Convertible Notes and the related guaranties set forth in the guaranties of the Guarantors, the Conversion Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Security Agreement” means the Guaranty and Security Agreement executed and delivered on the Closing Date pursuant to which, among other things, the Loan Parties party thereto grant to Agent for the benefit of the Secured Parties a security interest and Lien in all of their Collateral to secure the Obligations and the Guarantors party thereto provide guaranties to Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

“Shortfall Share Number” means a number of shares of Common Stock equal to the excess of (i) the number of shares of Common Stock issued, or issuable upon exercise of warrants to purchase Common Stock issued, in a Qualified Equity Financing over (ii) 56,332,525 (subject to adjustment for any Stock Event that occurs following the Closing Date) to the extent (and only to the extent) that such excess shares are issued, or reserved exclusively for issuance pursuant to warrants to purchase Common Stock, issued in such Qualified Equity Financing.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Interest Rate” means the sum of Term SOFR plus 5.75% per annum.

“Solvency Certificate” means a solvency certificate in substantially the form of Exhibit D or such other solvency certificate in form and substance reasonably satisfactory to the Required Lenders.

“Solvent” means, with respect to any Person, that such Person (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its debts and liabilities (including subordinated and Contingent Obligations), and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

“Stock” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests (or units thereof), joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting; and (b) all securities convertible into or exchangeable for any other Stock and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any other Stock, whether or not presently convertible, exchangeable or exercisable

“Stockholder Approval” means the receipt of the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at a duly called meeting of the Borrower’s stockholders at which the requisite quorum is present of a proposal (the “Proposal”) to approve an amendment to the certificate of incorporation (the “Charter Amendment”) of the Borrower that (i) increases the number of shares of Common Stock that the Borrower is authorized to issue and/or (ii) provides for a reverse split of the outstanding shares of Common Stock, effective as of a date and time that is not more than twenty-four (24) hours following the filing thereof with the Secretary of State of the State of Delaware (the “Reverse Split Effective Time”), such that immediately following the later to occur of (y) the Charter Effective Time and (z) if the Charter Amendment provides for a reverse split of the Common Stock, the Reverse Split Effective Time, the number of Available Shares exceeds the Reserved Share Number by at least 100,000,000 shares of Common Stock (subject to appropriate adjustment for any Stock Event (including, for the avoidance of doubt, any reverse stock split effected pursuant to the Charter Amendment) that occurs following the Closing Date).

“Subordinated Debt” means any Debt of Loan Parties incurred pursuant to the terms of the Subordinated Debt Documents and with the prior written consent of Agent, all of which documents must be in form and substance acceptable to Agent in its sole discretion. As of the Closing Date, there is no Subordinated Debt.

“Subordinated Debt Documents” means any documents evidencing and/or securing Debt governed by a Subordination Agreement, all of which documents must be in form and substance acceptable to Agent in its sole discretion. As of the Closing Date, there are no Subordinated Debt Documents.

“Subordination Agreement” means any agreement between Agent and another creditor of any Loan Party, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Debt owing from any Loan Party and/or the Liens securing such Debt granted by any Loan Party(s) to such creditor are subordinated in any way to the Obligations, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Agent in the exercise of its sole discretion.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner, manager or managing member or may exercise the powers of a general partner, manager or managing member. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrower.

“Successor Major Transaction” has the meaning set forth in the Convertible Notes.

“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is obtained by a Loan Party to provide protection against fluctuations in interest or currency exchange rates, but only if Agent provides its prior written consent to the entry into such “swap agreement”.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Trading Day” has the meaning set forth in the Convertible Notes.

“Term SOFR” means the greater of (a) for the applicable Interest Period, the forward-looking secured overnight financing rate administered by the CME Group Benchmark Administration Limited (CBA) (or other administrator selected by the Agent (at the direction of the Required Lenders)) and published on the applicable Bloomberg LP screen page (or such other commercially available source providing such quotations as may be selected by the Agent (at the direction of the Required Lenders)), fixed by the administrator thereof two (2) Business Days prior to the commencement of the applicable Interest Period (provided, however, if Term SOFR is not published for such Business Day, then Term SOFR shall be determined by reference to the immediately preceding Business Day on which such rate is published), rounded upwards if necessary, to the next 1/8th of 1% and adjusted for reserves if the Agent (at the direction of the Required Lenders) determines that any Lender is required to maintain reserves with respect to the relevant Loans, all as determined by the Agent in accordance with this Agreement and the Agent’s loan systems and procedures periodically in effect, and (b) the Floor.

“Transaction Projections” has the meaning provided for in clause (j) of the definition of Permitted Acquisitions.

“Transactions” means the funding of the Disbursement Loans, the consummation of the Closing Date Equity Exchange, the issuance of the Convertible Notes, the refinancing of the Existing Credit Facilities and the payment of fees, commissions, costs and expenses in connection with each of the foregoing.“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” each means the United States of America.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended from time to time.

“Warrants” has the meaning set forth in Section 2.9(a).“Warrant Shares” has the meaning set forth in Section 3.27.

Section 1.2 Interpretation. In this Agreement and the other Facility Documents, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun. The division of this Agreement and the other Facility Documents into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions. The words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement (or other applicable Facility Document) as a whole and not to any particular Article or Section hereof (or thereof). The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The term “documents” and “agreements” include any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The use in any of the Facility Documents of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. References to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement (or other applicable Facility Document). Unless specifically stated otherwise, any reference to any of the Facility Documents means such document as the same shall be amended, restated, supplemented or otherwise modified and from time to time in effect in accordance with the terms hereof or thereof, as applicable. The references to “assets” and “properties” in the Facility Documents are meant to be mean the same and are used throughout the Facility Documents interchangeably, and such words shall be deemed to refer to any and all tangible and intangible assets and properties, including cash, securities, stock, accounts and contract rights. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described. The payment, prepayment or repayment of any principal, interest, fees, amounts and/or other Obligations under this Agreement or the other Facility Documents (including the Make Whole Amount and the Exit Fee) shall be made in cash in Dollars unless expressly stated otherwise herein or therein. Any reference to “payment in full,” “payment in full in cash,” “paid in full,” “paid in full in cash,” “repaid in full,” “repaid in full in cash,” “prepaid in full,” “prepaid in full in cash,” “redeemed in full,” “redeemed in full in cash” or any other term or word of similar effect used in this Agreement or any other Facility Document with respect to the Loans or the Obligations shall mean all Obligations (including any Make Whole Amount and the Exit Fee, but excluding (x) unasserted contingent indemnification obligations and (y) those Obligations under any Facility Document that are not due or payable at the time when all other Obligations are paid in full in cash) have been repaid in full (i) in cash and, as and to the extent applicable pursuant to Section 2.9, through the issuance of Warrants or (ii)

satisfied through the issuance of Conversion Shares in respect of the principal amount of the Loans and in cash in respect of all other Obligations, in each case in accordance and compliance with the terms and provisions of the Convertible Notes, this Agreement and the other Facility Documents, but, for the avoidance of doubt, solely to the extent that, after giving effect to the payment in cash, the issuance of Warrants and/or the issuance of Conversion Shares, the full amount of all such Obligations have been fully and completely satisfied (excluding contingent claims for indemnification to the extent no claim giving rise thereto has been asserted).

Section 1.3 Business Day Adjustment. Except as otherwise expressly stated herein or in any other Facility Document (and except on any applicable Maturity Date or any date of acceleration of any of the Obligations, in which case, such payment or performance shall be due on or prior to such day regardless of whether such day is a Business Day), if the day by which any payment or other performance is due to be made is not a Business Day, that payment or performance shall be made by the next succeeding Business Day unless that next succeeding Business Day falls in a different calendar month, in which case that payment or other performance shall be made by the Business Day immediately preceding the day by which such payment or other performance is due to be made; provided that interest will continue to accrue for each additional day in connection therewith.

Section 1.4 Loan Records.

(a) The Borrower shall record on its books and records the amount of the Loan, the interest rate applicable thereto, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.

(b) The Agent, acting solely for this purpose as a non-fiduciary agent (solely for tax purposes) shall establish and maintain at its office a record of ownership (the “Register”) in which the Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of each Lender in the Loan, and any assignment of any such interest or interests, and accounts in the Register in accordance with its usual practice in which it shall record (i) the names and addresses of the Lenders (and any change thereto pursuant to this Agreement), (ii) the amount of the Loan, (iii) the amount of any principal, interest, fee or other amount due and payable or paid, and (iv) any other payment received by the Lenders from the Borrower and its application to the Loan. Reasonably promptly after making each such registration, the Agent shall provide written notice thereof to the Borrower.

(c) The Loans made by each Lender are evidenced by this Agreement and the Convertible Notes issued pursuant to this Agreement. On the Closing Date, the Borrower shall execute and deliver to each Lender a Disbursement Loan Convertible Note representing such Lender’s Disbursement Loan and an Original Loan Convertible Notes representing such Lender’s Original Loan as amended and restated as of the Closing Date, and after the Closing Date the Borrower shall execute and deliver to each Lender (and/or, if applicable and if so requested by any assignee Lender pursuant to the assignment provisions of Section 8.4) on the date of request by such Lender an amended and restated Convertible Note (in each case, with any amendment and restatement mechanics built in as necessary that are in form and substance reasonably satisfactory to such applicable Lender and the Agent), in each case, payable to such Lender in an amount equal to the unpaid principal amount of the Loans held by such Lender. Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Convertible Note(s) evidencing the Loans) are registered obligations, the right, title and interest of the Lenders and their successors and assignees in and to the Loan shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) The Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

Section 1.5 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by any Loan Party or any of its Subsidiaries shall be given effect for purposes of measuring compliance with any provision of this Agreement or otherwise determining any relevant ratios and baskets which govern whether any action is permitted hereunder, unless the Borrower and the Required Lenders agree to modify such provisions to reflect such changes in GAAP, and unless such provisions are modified, all financial statements and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein or in any other Facility Document, all terms of an accounting or financial nature used herein and in the other Facility Documents shall be construed, and all computations of amounts and ratios referred to herein and in the other Facility Documents shall be made, without giving effect to any election under Statement of Financial Accounting Standards No. 159 (Codification of Accounting Standards 825-10) to value any Debt or other liabilities of any Loan Party or any Subsidiary at “fair value,” as defined therein.

Section 1.6 Officers. Any document, agreement or instrument delivered under the Facility Documents that is signed by an Responsible Officer or another officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company and/or other action on the part of such Loan Party, and such Responsible Officer or other officer shall be conclusively presumed to have acted on behalf of such Loan Party in such person’s capacity as an officer of such Loan Party and not in any individual capacity.

ARTICLE 2

AGREEMENT FOR THE LOAN

Section 2.1 Disbursements.

(a) Original Loans and Disbursement. The Prior Lenders made a disbursement of “Loans” (as defined in the Prior Agreement) to the Borrower under the Prior Agreement on the Prior Closing Date in an initial principal amount of $60,000,000 (the “Prior Loans”), and the Borrower hereby acknowledges and agrees that immediately prior to the effectiveness of this Agreement and consummation of the Closing Date Equity Exchange, the outstanding principal amount of such Prior Loans is $60,000,000. The Loan Parties hereby acknowledge and agree that, after giving effect hereto and to the Closing Date Equity Exchange, the Prior Loans are hereby deemed to constitute a portion of the outstanding Loans hereunder (such portion of the Loans, the “Original Loans”) in the principal amount as of the Closing Date as set forth opposite each Lender’s name in Annex A under the heading “Original Loans.” Each Disbursement Loan Lender on the Closing Date severally but not jointly agrees, on the terms and subject to the conditions set forth herein, to lend to the Borrower on the Closing Date the principal amount set forth opposite such Lender’s name in Annex A under the heading “Disbursement Loans” (such amounts borrowed on the Closing Date under this Section 2.1(a) (and excluding, for the avoidance of doubt, the Original Loans) are referred to as the “Disbursement Loans”) by making such amounts available to the Borrower by promptly wiring such amounts to an account or accounts designated in writing by the Borrower on or prior to the Closing Date.

(b) No Re-Borrowing. Amounts borrowed, or deemed borrowed, hereunder that are paid, repaid, redeemed and/or prepaid may not be re-borrowed under any circumstance.

Section 2.2 Payments; Prepayments; Conversions; Make Whole Amount; Exit Fee.

(a) The Borrower shall pay in cash (and, if applicable, in Warrants in accordance with the terms set forth in Section 2.9) to the Agent on behalf of each of the Lenders their Pro Rata Share of the outstanding principal amount of the Loans and all other applicable Obligations on the earlier of (such earlier date, the “Facility Termination Date”) (i) (1) with respect to the Original Loans, the Original Loan Maturity Date and (2) with respect to the Disbursement Loans, the Disbursement Loan Maturity Date and (ii) the date the principal amount of the Obligations is declared to be or automatically becomes due and payable following an Event of Default. In addition to the foregoing (but without duplication), the outstanding principal amount of the Obligations and all other Obligations shall be paid in accordance with the terms set forth in the Convertible Notes.

(b) No principal amount of any of the Loans shall be permitted to be voluntarily prepaid, repaid, redeemed or paid by any Loan Party prior to the Maturity Date applicable thereto, except as expressly provided in Section 7 of each of the Convertible Notes in respect of Optional Redemptions (subject to the terms and conditions thereof). Notwithstanding the foregoing, if any principal on the Loans is prepaid, repaid, redeemed or paid at any time in connection with (i) an Optional Redemption (but excluding, for the avoidance of doubt, any Forced Conversion Optional Redemption), (ii) an acceleration of the Loans following the occurrence of an Event of Default, (iii) an exercise of any Secured Party’s rights or remedies available under the Facility Documents, or (iv) delivery of a Put Notice, then in addition to the principal amount of the Loans and other Obligations and the issuance of Warrants pursuant to Section 2.9 (as applicable)), the Borrower shall contemporaneously pay in cash (A) any accrued and unpaid interest owed on such principal and (B) the Make Whole Amount, in each case, applicable to the principal amount of the Loans so prepaid, repaid, redeemed, paid or otherwise reduced. Notwithstanding the foregoing, no Make Whole Amount shall be payable upon any Forced Conversion Optional Redemption of the Disbursement Loan Convertible Notes, any Major Transaction Conversion or any other conversion of the Notes into Conversion Shares.

(c) Notwithstanding anything to the contrary in the Facility Documents, at the time any of the Disbursement Loans are paid, repaid, discharged, redeemed or prepaid (whether before, at the time of or after the Disbursement Loan Maturity Date or upon any acceleration, bankruptcy, repayment required upon delivery of a Put Notice, Optional Redemption (including a Forced Conversion Optional Redemption) or otherwise) or upon a Successor Major Transaction Conversion, the Borrower shall pay to each Disbursement Loan Lender its Pro Rata Share of a non-refundable exit fee (the “Exit Fee”) equal to 1.95% of the amount of the Disbursement Loans so paid, repaid, redeemed, discharged or prepaid pursuant to the terms of the Disbursement Loan Convertible Notes; provided, for the avoidance of doubt, that no Exit Fee shall be payable upon any Major Transaction Conversion in respect of a Company Share Major Transaction, other conversion of the Disbursement Loan Notes into Conversion Shares (except for a Successor Major Transaction Conversion) or payment of the Exercise Price of any Warrant through a reduction of principal as provided in Section 2.2(g). The Exit Fee is fully earned on the date hereof and shall be due and payable in cash upon each such payment, repayment, redemption or prepayment of the applicable Disbursement Loans in accordance with the terms of this Section 2.2(c). For the avoidance of doubt, no Exit Fees shall be payable in respect of the Original Loans.

(d) The Make Whole Amount and the Exit Fee shall automatically be due and payable at any time any of the Loans subject to such amounts become due and payable prior to the applicable Maturity Date of the applicable Loans in accordance with the terms hereof as though such Debt was voluntarily prepaid and shall constitute part of the Obligations, whether due to acceleration pursuant to the terms of this Agreement, by operation of law or otherwise (including, without limitation, on account of any bankruptcy filing), in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders as a result thereof. Any Make Whole Amount or Exit Fee payable pursuant to this Agreement shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, acceleration or prepayment and each Loan Party agrees that such Make Whole Amount or Exit Fee is reasonable under the circumstances currently existing. The Make Whole Amount and, in the case of the Disbursement Loans, the Exit Fee shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means or the Obligations are reinstated pursuant to Section 1124 of the Bankruptcy Code. If the Make Whole Amount and/or the Exit Fee becomes due and payable pursuant to this Agreement, such Make Whole Amount and/or Exit Fee shall be deemed to be principal of the applicable Loans and Obligations under this Agreement and interest shall accrue on the full principal amount of such Loans (including the Make Whole Amount and/or Exit Fee, as applicable) from and after the applicable triggering event. In the event the Make Whole Amount and/or Exit Fee is determined not to be due and payable by order of any court of competent jurisdiction, including, without limitation, by operation of the Bankruptcy Code, despite such a triggering event having occurred, such Make Whole Amount and Exit Fee, as applicable, shall nonetheless constitute Obligations under this Agreement for all purposes hereunder. EACH LOAN PARTY HEREBY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE MAKE WHOLE AMOUNT OR EXIT FEE AND ANY DEFENSE TO PAYMENT, WHETHER SUCH DEFENSE MAY BE BASED IN PUBLIC POLICY OR AMBIGUITY. The Loan Parties, the Agent and the Lenders acknowledge and agree that any Make Whole Amount and the Exit Fee due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under Section 5.02(b)(3) of the Bankruptcy Code or otherwise. Each Loan Party further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation. Each Loan Party expressly agrees that (i) the Make Whole Amount and Exit Fee are each reasonable and each is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (ii) the Make Whole Amount and Exit Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Make Whole Amount and Exit Fee, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.2, (v) their agreement to pay the Make Whole Amount and Exit Fee is a material inducement to the Lenders to make the Loans, and (vi) the Make Whole Amount and Exit Fee represent a good faith, reasonable estimate and calculation of the lost profits, losses or other damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such event. The Exit Fee, as applicable, and Make Whole Amount Fee shall be paid by the Borrower to the Lenders based on their respective Pro Rata Shares of the principal amount of the Loans prepaid, repaid, redeemed, paid or otherwise reduced on the date of such prepayment, repayment, redemption, payment or other reduction.

(e) Each cash payment, repayment, redemption and prepayment by the Borrower or any other Loan Party shall be applied (i) first, to all fees, costs and expenses (including any attorneys’ fees) owed to the Agent under the Facility Documents, (ii) second, ratably to all fees, costs and expenses (including any attorneys’ fees) owed to any Lender under the Facility Documents, (iii) third, ratably to accrued and unpaid interest owed to the Lenders under the Facility Documents, (iv) fourth, ratably to the principal amount of the Loans owed to the Lenders (including any Make Whole Amount and Exit Fee), and (v) fifth, to all other Obligations owing to Agent, any Lender or any other Secured Party, and, with respect to any such Obligations owed to the Lenders, shall be allocated among the Lenders in accordance with and in proportion to their respective Pro Rata Shares.

(f) Each Lender shall have the right to convert all or any part of the principal amount of its Convertible Notes (and the Loans evidenced thereby) into shares of Common Stock in accordance with and subject to the terms of the Convertible Notes. Borrower shall pay all accrued and unpaid interest on the principal amount of any of the Disbursement Loan Convertible Notes converted into shares of Common Stock or reduced in payment of the Exercise Price (as defined in the applicable Warrant) of any Warrant as provided in Section 2.2(g), such payment to be made on the earlier of the next Interest Payment Date or the first date following the date of such Conversion or reduction on which any accrued and unpaid interest otherwise becomes due and payable on the Loan evidenced by such Disbursement Loan Convertible Note (pursuant to Section 2.2(b) or otherwise), to the Lender then holding such Disbursement Loan Convertible Note. The Agent shall be promptly notified of any Conversion and shall treat the same as a prepayment of outstanding Loans. Any Conversion of principal under a Convertible Note by any Lender, or any payment of the Exercise Price (as defined in the applicable Warrant) of any Warrant by reducing the principal amount of the Loans in an amount equal to such Exercise Price as provided in Section 2.2(g), shall be applied against, and reduce, the principal amount of such Lender’s Loan evidenced by such Convertible Note on the same basis as the repayment of such principal amount in cash hereunder and shall otherwise for all purposes hereof be deemed a repayment of such principal amount), in each case, as of the date of such applicable Conversion or exercise.

(g) Notwithstanding the foregoing, any Lender which is also a holder of Warrants may, at such Lender’s sole option, in accordance with the terms of the applicable Warrant, pay the Exercise Price (as defined in the applicable Warrant) by reducing the principal amount of such Lender’s Loans in an amount equal to such Exercise Price, in connection with a Note Exchange Exercise (as defined in the applicable Warrant) and in accordance with Section 2(d) of the applicable Warrant.

Section 2.3 Payment Details. All payments, prepayments and repayments of the Obligations by the Borrower or any other Loan Party hereunder and under any of the other Facility Documents shall be made without setoff or counterclaim. Payments, prepayments and repayments of any amounts and other Obligations due to Agent or the Lenders under this Agreement or the other Facility Documents shall be made in in cash Dollars in immediately available funds prior to 11:00 a.m. (New York City time) on the date that any such payment is due, using the wire information or address for Agent that is set forth on Schedule 2.3 or at such other bank or place as Agent or such applicable Lenders shall from time to time designate in writing at least three (3) Business Days prior to the date such payment is due. Any payment received by Agent or any Lender after such time may, in the Agent’s discretion, be deemed to have been made on the following Business Day. The Borrower shall pay all and any fees, costs and expenses (administrative or otherwise) imposed by banks, clearing houses or any other financial institutions in connection with making any payments under any of the Facility Documents.

Section 2.4 Taxes.

(a) Any and all payments hereunder or pursuant to any other Facility Document shall be made free and clear of and without deduction for Taxes except as required by Law. If any Loan Party shall be required by Law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or pursuant to any other Facility Document, (i) such Loan Party shall make such deductions or withholding, (ii) such Loan Party shall pay the full amount deducted or withheld to the applicable Governmental Authority in accordance with Law, and (iii) to the extent that the deduction or withholding is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased by as much as shall be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.4), each Lender shall receive an amount equal to the sum it would have received had no such deductions been made (any and all such additional amounts payable being hereinafter referred to as “Additional Amounts”). As soon as practicable, but in any event within thirty (30) days, after the date of any payment of such Taxes, the applicable Loan Party shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(b) In addition, the Loan Parties shall pay all Other Taxes to the applicable Governmental Authority in accordance with Law. Within thirty (30) days after the date of any payment of Other Taxes by any Loan Party, the Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(c) The Borrower shall reimburse and indemnify, within ten (10) days after receipt of demand therefor, each Lender Party for all Indemnified Taxes (including all Indemnified Taxes imposed on amounts payable under this Section 2.4(c)) paid or payable by such Lender Party, and any Liabilities arising therefrom or relating thereto, whether or not such Indemnified Taxes were correctly or legally asserted. A certificate of the applicable Lender Party setting forth the amounts to be paid thereunder and delivered to the Borrower shall be absolute, conclusive and binding, absent manifest error.

(d) Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall, on or before the date on which the Lender becomes a party to this Agreement, provide to Borrower and the Agent a properly completed and executed IRS Form W-9 certifying that such Lender is not subject to backup withholding tax. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Foreign Lender”) and is entitled to an exemption from or reduction of U.S. federal withholding tax with respect to payments under this Agreement shall, on or before the date on which such Lender becomes a party to this Agreement, provide Borrower and the Agent with a properly completed and executed IRS Form W-8ECI, W-8BEN, W-8BEN-E, W-8IMY or other applicable forms (together with any required supporting documentation), or any other applicable certificate or document reasonably requested by the Borrower or the Agent, and, if such Foreign Lender is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code (or any successor provision thereto), shall also provide the Borrower with a certificate (the “Portfolio Interest Certificate”) representing that such Foreign Lender is not a “bank” for purposes of Section 881(c) of the Code (or any successor provision thereto), is not a 10% holder of the Borrower described in Section 871(h)(3)(B) of the Code (or any successor provision thereto), and is not a controlled foreign corporation receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) and 864(d)(4) of the Code or any successor provisions thereto). If the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a Portfolio Interest Certificate on behalf of such partners. Each Lender shall provide new forms (or successor forms) as reasonably requested by the Borrower and the Agent from time to time and shall notify the Borrower in writing within a reasonable time after becoming aware of any event requiring a change in the most recent forms previously delivered by such Lender to the Borrower.

(e) If a payment to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Borrower and the Agent, at the times prescribed by law or as reasonably requested by Borrower or the Agent, such documentation as is required in order for the Borrower or the Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.4(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) If a Lender or the Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.4, such Lender or the Agent shall promptly pay such refund (but only to the extent of indemnity payments made or Additional Amounts paid under this Section 2.4 with respect to the Taxes refunded) to the Borrower, net of all out-of-pocket expense (including any Taxes imposed thereon) of such Lender of the Agent incurred in obtaining such refund or making such payment, provided that the Borrower, upon the request of such Lender or the Agent, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or the Agent if such Lender or the Agent is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.4(f), in no event shall a Lender or the Agent be required to pay any amount to the Borrower pursuant to this Section 2.4(f), the payment of which would place such Lender or the Agent in a less favorable net after-Tax position than such Lender or the Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted or otherwise imposed and the indemnification payments with respect to such Tax had never been paid. Nothing in this Section 2.4(f) shall require any Lender or the Agent to disclose any information it deems confidential (including its tax returns) to any Person, including the Borrower.

Section 2.5 Costs, Expenses and Losses. If, as a result of any failure by the Borrower or any other Loan Party to pay any sums or Obligations due under this Agreement or any other Facility Document on the due date therefor (after the expiration of any applicable grace periods, but without giving effect to any grace period after the occurrence of an Event of Default of the type set forth in Section 7.1(d)), the Agent or any Lender shall incur costs, expenses and/or losses, by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to make or maintain any Loan, the Borrower shall pay to the Agent or such Lender upon request by the Agent or such Lender, the amount of such costs, expenses and/or losses within fifteen (15) days after receipt by the Borrower of a certificate from the Agent or such Lender setting forth in reasonable detail such costs, expenses and/or losses, along with supporting documentation. For the purposes of the preceding sentence, “costs, expenses and/or losses” shall include any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense that may be incurred in obtaining, liquidating or employing deposits of or borrowings from third parties and/or third Persons in order to make, maintain or fund any Loan or any portion thereof.

Section 2.6 Interest. From and after the Closing Date, the outstanding principal amount of the Original Loans and any overdue interest in respect of the Original Loans shall bear interest at the Original Loan Interest Rate, and the outstanding principal amount of the Disbursement Loans, any overdue interest in respect of the Disbursement Loans, and any other amounts and Obligations (other than the Original Loans) shall bear interest at the SOFR Interest Rate. Interest payable at the Original Loan Interest Rate shall be paid in cash quarterly in arrears on the last Business Day of each calendar quarter, commencing with the calendar quarter ending on December 31, 2022 (each, together with the Maturity Date, an “Original Loan Interest Payment Date”). Interest payable at the SOFR Interest Rate shall be paid in cash on the last Business Day of each Interest Period in arrears, commencing with the first such Interest Period to end after October 1, 2022 (each, together with the Maturity Date, a “Disbursement Loan Interest Payment Date”; each Original Loan Interest Payment Date and Disbursement Loan Interest Payment Date, as applicable, an “Interest Payment Date”). Interest shall accrue to, but not including, each Interest Payment Date. Term SOFR and, if applicable, the Base Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error. All computations of fees and interest (other than interest accruing on Loans bearing interest at the Base Rate) payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. All computations of interest accruing on Loans bearing interest at the Base Rate payable under this Agreement shall be made on the basis of a 365-day year (366 days in the case of a leap year) and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from and including the first day thereof to but not including the last day thereof. The interest rate shall be recalculated and, if necessary, adjusted for each Interest Period, in each case pursuant to the terms hereof.

Section 2.7 Interest on Late Payments; Default Interest.

(a) Without limiting the remedies available to the Agent or any Lender under the Facility Documents or otherwise, to the maximum extent permitted by Law, if the Borrower or any other Loan Party fails to make a required payment of principal or interest on any Loan or make a required payment of any other Obligation when due, the Borrower shall pay, in respect of such principal, interest and other Obligations, interest thereon at the rate per annum equal to the applicable Interest Rate then in effect for the Loans, plus ten percent (10%) for so long as such payment remains outstanding for a period of five Business Days following the due date thereof. Such interest shall be payable in cash on demand.

(b) At the election of the Required Lenders while any Event of Default (other than an Event of Default described under clause (a) above) exists (or automatically while any Event of Default under Section 7.1(a) or 7.1(d) exists), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by Law) on the outstanding principal amount of the Loans, from and after the date of occurrence of such Event of Default, at a rate per annum equal to the applicable Interest Rate then in effect for the Loans, plus two percent (2.0%). Such interest shall be payable in cash on demand.

Section 2.8 Fees. Borrower agrees to pay (or cause to be paid) administrative fees to Cortland Capital Market Services LLC, for loan agency services on behalf of the Agent, in an aggregate amount per annum equal to (i) $30,000 for the first year following the Closing Date, and (ii) $25,000 for each year thereafter, in each case due quarterly in advance and payable on the Closing Date and quarterly thereafter, until the Obligations are paid in full (with rebates for partial periods).

Section 2.9 Warrants.

(a) On each date any principal amount of any of the Loans is paid, repaid, redeemed or prepaid prior to the Maturity Date thereof, including upon any acceleration, bankruptcy, Optional Redemption (other than a Forced Conversion Optional Redemption) acceleration of the Loans following the occurrence of an Event of Default or exercise of any Secured Party’s rights or remedies available under the Facility Documents following the occurrence of an Event of Default, the Borrower shall issue to the Lender whose Loan is so paid, repaid, redeemed or prepaid a warrant to purchase an aggregate number of shares of Common Stock equal to the aggregate number of Conversion Shares into which such principal amount was convertible immediately prior to such payment, repayment, redemption or prepayment, at the Conversion Price then in effect pursuant to the terms of the Convertible Note evidencing such Loan (computed without regard to any limitations on conversion thereof), such warrant to be in substantially the form of Exhibit E and with an expiration date of the Disbursement Loan Maturity Date (a “Warrant” and any such warrants, collectively, the “Warrants”). Notwithstanding the foregoing, (i) no Warrants shall be issuable upon (w) any Conversion of the Convertible Notes, (x) a Forced Conversion Optional Redemption, (y) a repayment required upon delivery of a Put Notice, or (z) any payment of the Exercise Price of any Warrant by reducing the principal amount of the Loans in an amount equal to such Exercise Price as provided in Section 2.2(g) and (ii) the Conversion Rate (as defined in the Convertible Notes) use for calculating the Warrants shall not include the Premium Amount (as defined in the Disbursement Loan Convertible Notes).

(b) Notwithstanding anything herein to the contrary, the class of Common Stock issuable upon exercise of each of the Warrants shall be adjusted to reflect any adjustments in the number of shares or class of Common Stock into which such Warrant is exercisable that would have taken effect pursuant to the terms of such Warrant had such Warrant been issued on the Closing Date and remained outstanding through the date of such issuance.

Section 2.10 Rates; Inability to Determine Rate; Illegality; Benchmark Replacement.

(a) The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(b) If at any time the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or the Required Lenders determine that for any reason that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrower and each Lender. Upon such notice, the SOFR Interest Rate shall be deemed to be the sum of (x) the Base Rate, plus (y) 6.75%. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

(c) If any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund the Loan at an interest rate determined by reference to Term SOFR, or to determine or charge interest based upon Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make Term SOFR loans shall be suspended until each affected Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, the “SOFR Interest Rate” shall be deemed to be the sum of (x) the Base Rate, plus (y) 6.75%, until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(d) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.10(b) will occur prior to the applicable Benchmark Transition Start Date.

(e) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(f) The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.10.

(g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the SOFR Interest Rate shall be deemed to be the sum of (x) the Base Rate, plus (y) 6.75%.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

A. Loan Party Representations and Warranties. In order to induce the Lenders to agree to the Closing Date Equity Exchange and make the Disbursement Loans pursuant to this Agreement and to induce Agent and the Lenders to enter into this Agreement, the Loan Parties, jointly and severally, represent and warrant on the Closing Date after giving effect to the Transactions and on each date such representation or warranty is remade or deemed remade in any Facility Document, in each case, that:

Section 3.1 Existence and Power. Each Loan Party (a) is an entity as specified on Schedule 3.1, (b) is duly organized, validly existing and in good standing under the laws of the jurisdiction specified on Schedule 3.1 and no other jurisdiction, (c) has the same legal name as it appears in such Loan Party’s Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1, (d) has all powers to (i) own its assets and has powers and all Permits necessary in the operation of its business as presently conducted or as proposed to be conducted, except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect and (ii) enter into, execute, deliver and perform its obligations under, the Facility Documents, including the issuance of the Securities and the reservation for issuance of the Conversion Shares and the Warrant Shares, and (e) is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Loan Party (x) has had, over the five (5) year period preceding the Closing Date, any name other than its current name, or (y) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.

Section 3.2 Organization and Governmental Authorization; No Contravention. The execution, delivery and performance by each Loan Party of the Facility Documents to which it is a party, including the issuance of the Securities and the reservation for issuance of the Conversion Shares and the Warrant Shares, (a) are within its powers, (b) have been duly authorized by all necessary action pursuant to its Organizational Documents, (c) require no further action by or in respect of, or filing with, any Governmental Authority and (d) do not violate, conflict with or cause a breach or a default under (i) any Law applicable to any Loan Party, (ii) any of the Organizational Documents of any Loan Party, or (iii) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults which, with respect to this clause (iii), would not reasonably be expected to have a Material Adverse Effect.

Section 3.3 Binding Effect. Each of the Facility Documents to which any Loan Party is a party constitutes (or, in the case of each of the Warrants will when issued constitute) a valid and binding agreement or instrument of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles. Each Facility Document has been duly executed and delivered by each Loan Party party thereto.

Section 3.4 Capitalization. All of the issued and outstanding shares of capital stock of the Borrower and its Subsidiaries are duly authorized and duly and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing. All of the authorized, issued and outstanding shares of Stock of the Borrower and each of its Subsidiaries (and, and in the case of its Subsidiaries, the holders thereof) are set forth in Schedule 3.4, and, except as set forth in Schedule 3.4, there are no (a) Stock options or other Stock incentive plans, employee Stock purchase plans or other plans, programs or arrangements of the Borrower or any of its Subsidiaries under which Stock options, Stock or other Stock-based or Stock-linked awards are issued or issuable to officers, directors, employees, consultants or other Persons, (b) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any Stock of the Borrower or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Borrower or any of its Subsidiaries is or may become bound to issue additional Stock of the Borrower or any of its Subsidiaries, or options, warrants or scrip for rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of Stock of the Borrower or any of its Subsidiaries, (c) agreements or arrangements under which the Borrower or any of its Subsidiaries is obligated to register the sale of any of their Stock or other securities under the Securities Act (except the Registration Rights Agreement), (d) outstanding Stock or other securities or instruments of the Borrower or any of its Subsidiaries that contain any redemption (mandatory or otherwise) or similar provisions, or contracts, commitments, understandings or arrangements by which the Borrower or any of its Subsidiaries is or may become bound to redeem a security of the Borrower or any of its Subsidiaries, (e) Stock or other securities or instruments containing anti-dilution or similar provisions that may be triggered by the issuance of securities of the Borrower or any of its Subsidiaries or (f) stock appreciation rights or “phantom stock” plans or agreements or any similar plans or agreements to which Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is otherwise subject or bound. There are no (i) stockholders’ agreements, voting agreements or similar agreements to which Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is otherwise subject or bound, (ii) preemptive rights or any other similar rights to which any Stock of the Borrower or any of its Subsidiaries is subject or (iii) any restrictions upon the voting or transfer of any Stock of the Borrower or any of its Subsidiaries (other than restrictions on transfer imposed by U.S. federal and state securities laws).

Section 3.5 Financial Information. All information delivered to Agent and pertaining to the financial condition of any Loan Party fairly presents in all material respects the financial position of such Loan Party as of such respective date in conformity with GAAP (and as to unaudited financial statements, subject to normal year-end adjustments and the absence of footnote disclosures). Since June 30, 2022, there has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of any Loan Party.

Section 3.6 Litigation. Except as set forth on Schedule 3.6, as of the Closing Date, and except as hereafter disclosed to Agent in writing, to the best of Borrower’s knowledge, there is no Litigation pending against, or to such Loan Party’s knowledge, threatened in writing against or affecting, any Loan Party or, to the best of such Loan Party’s knowledge, any party to any Facility Document other than a Loan Party involving more than, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000). There is no Litigation pending in which an adverse decision would reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Facility Documents.

Section 3.7 Ownership of Property. Each Loan Party and each of its Subsidiaries is the lawful owner of, has good title to and is in lawful possession of, or has valid leasehold interests in, all properties, accounts and other assets (real or personal, tangible, intangible or mixed), in each case constituting a Material Intangible Asset or that is otherwise material to its business, subject, in each case, only to Permitted Liens and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes purported or reported to be owned or leased (as the case may be) by such Person.

Section 3.8 No Default. No Event of Default, or to such Loan Party’s knowledge, Default, has occurred and is continuing. No Loan Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default would reasonably be expected to have a Material Adverse Effect.

Section 3.9 Labor Matters. As of the Closing Date, there are no strikes or other labor disputes pending or, to any Loan Party’s knowledge, threatened in writing against any Loan Party, which could reasonably be expected to have a Material Adverse Effect. Hours worked and payments made to the employees of the Loan Parties have not been in material violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Loan Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Facility Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound, the result of which could reasonably be expected to have a Material Adverse Effect.

Section 3.10 Regulated Entities. No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.

Section 3.11 Margin Regulations. None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any “margin stock” or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

Section 3.12 Compliance With Laws; Anti-Terrorism Laws.

(a) Each Loan Party is in compliance with the requirements of all applicable Laws (including Health Care Laws), except for such Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

(b) None of the Loan Parties and, to the knowledge of the Loan Parties, none of their Affiliates (i) is in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) is a Blocked Person, or is controlled by a Blocked Person, (iv) is acting or will act for or on behalf of a Blocked Person, (v) is associated with, or will become associated with, a Blocked Person or (vi) is providing, or will provide, material, financial or technical support or other services to or in support of acts of terrorism of a Blocked Person. No Loan Party nor, to the knowledge of any Loan Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

Section 3.13 Taxes. All federal, state and local income and other material tax returns, reports and statements required to be filed by or on behalf of each Loan Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all income and other material Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof.

Section 3.14 Compliance with ERISA.

(a) Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. No Loan Party has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

(b) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with the applicable provisions of ERISA and the provision of the Code relating to ERISA Plans and the regulations and published interpretations therein. During the thirty-six (36) month period prior to the Closing Date or the making of any Loan (i) no steps have been taken to terminate any Pension Plan, and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code and no event has occurred that would give rise to a Lien under Section 4068 of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Loan Party of any material liability, fine or penalty. No Loan Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Loan Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Loan Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Loan Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

Section 3.15 Brokers. Except for fees payable to Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Facility Documents, and no Loan Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees, commissions or other expenses in connection herewith.

Section 3.16 [Reserved].

Section 3.17 Material Contracts. Except for the Facility Documents, the agreements specifically listed in the definition of Material Contracts and the other agreements set forth on Schedule 3.17, as of the Closing Date there are no Material Contracts. The consummation of the transactions contemplated by the Facility Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than any Loan Party), except for such Material Contracts the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

Section 3.18 Compliance with Environmental Requirements; No Hazardous Materials. Except in each case as set forth on Schedule 3.18:

(a) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to such Loan Party’s knowledge, threatened in writing by any Governmental Authority or other Person with respect to any (i) alleged violation by any Loan Party of any Environmental Law, (ii) alleged failure by any Loan Party to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials; and

(b) no property now owned or leased by any Loan Party and, to the knowledge of each Loan Party, no such property previously owned or leased by any Loan Party, to which any Loan Party has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to such Loan Party’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of such Loan Party, other investigations which may lead to claims against any Loan Party for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA.

For purposes of this Section 3.18, each Loan Party shall be deemed to include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of such Loan Party.

Section 3.19 Intellectual Property and License Agreements. A list of all Registered Intellectual Property of each Loan Party and all material in-bound license or sublicense agreements and material exclusive out-bound license or sublicense agreements (but excluding in-bound licenses of over-the-counter software that is commercially available to the public), as of the Closing Date is set forth on

Schedule 3.19. Schedule 3.19 shall be prepared by Borrower in the form provided by Agent and contain all information required in such form. Except for Permitted Licenses, each Loan Party is the sole owner of its material Intellectual Property free and clear of any Liens. To Borrower’s knowledge after reasonable inquiry, each patent is valid and enforceable and no part of the Material Intangible Assets has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Material Intangible Assets violates the rights of any third party in any material respect.

Section 3.20 Solvency. The Borrower is, and after giving effect to the Closing Date Equity Exchange, the making of the Disbursement Loans and the liabilities and obligations of each Loan Party under the Facility Documents, will be, Solvent; and each other Loan Party together with Borrower and its Subsidiaries, taken as a whole, is Solvent.

Section 3.21 Full Disclosure. None of the written information (financial or otherwise) furnished by or on behalf of any Loan Party to Agent or any Lender in connection with the consummation of the transactions contemplated by the Facility Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. All financial projections delivered to Agent and the Lenders by Loan Parties (or their agents) have been prepared on the basis of the assumptions stated therein. Such projections represent each Loan Party’s best estimate of such Loan Party’s future financial performance and such assumptions are believed by such Loan Party to be fair and reasonable in light of current business conditions; provided, however, that Loan Parties can give no assurance that such projections will be attained.

Section 3.22 SEC Documents. Since December 31, 2020 through the date hereof, the Borrower has filed, through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or successor thereto) (“EDGAR”), all of the SEC Documents within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC. As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act and/or the Exchange Act (as applicable) and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the filing of the SEC Documents, no event has occurred that would require an amendment or supplement to any of the SEC Documents and as to which such an amendment or a supplement has not been filed and made publicly available on EDGAR on or prior to the date this representation is made. The Borrower has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

Section 3.23 Financial Statements; Financial Condition. As of their respective dates, the consolidated financial statements of the Borrower and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC (including Regulation S-X) with respect thereto. Such financial statements have been prepared in accordance with Accounting Principles (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments that are not material individually or in the aggregate and lack of footnote disclosures), and fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders equity for the periods specified. There are no material off-balance sheet arrangements or any relationships with unconsolidated entities or other Persons that (a) may have a material current or, to any of the Loan Parties’ or any of their Subsidiaries’ knowledge, future effect on any Loan Party’s or any of its Subsidiaries’ financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses or (b) that are required to be disclosed by the Borrower in the SEC Documents that have not been so disclosed in the SEC Documents. The accounting firm that expressed its opinion with respect to the consolidated financial statements included in the Borrower’s most recently filed annual report on Form 10-K, and reviewed the consolidated financial statements included in the Borrower’s most recently filed quarterly report on Form 10-Q, was independent of the Borrower pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and as required by the applicable rules and guidance of the Public Company Accounting Oversight Board (United States), and such firm was otherwise qualified to render such opinion under Applicable Law and the rules and regulations of the SEC. If applicable, the pro forma financial statements included in the SEC Documents (including by way of incorporation by reference) comply, in all material respects, with the applicable requirements of Regulation S-X promulgated by the SEC, the assumptions used in preparing such pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. Since the date of the latest balance sheet included in the Borrower’s most recent periodic report (on Form 10-Q or Form 10-K) filed prior to the date this representation is made (the date of such balance sheet, the “Latest Balance Sheet Date”) or as otherwise disclosed in any SEC Document, (i) there has been no Material Adverse Effect or any event or circumstance that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) no Loan Party nor any of its Subsidiaries has sold any material assets, or entered into any material transactions, outside of the ordinary course of business, except as permitted by this Agreement and (iii) the Borrower has not declared, paid or made any dividends or other distributions to holders of its Stock, except as permitted by this Agreement. All financial performance projections included in any SEC Document or otherwise publicly disclosed by the Borrower represent the Borrower’s good faith estimate of future financial performance and are based on assumptions believed by the Borrower to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agent and the Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

Section 3.24 Subsidiaries. Loan Parties do not own any stock, partnership interests, limited liability company interests or other equity securities or Subsidiaries except for Permitted Investments.

Section 3.25 [Reserved].

Section 3.26 Accounting Controls. Each Loan Party and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (c) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Borrower and its Subsidiaries have (i) timely filed and made publicly available on EDGAR all certifications, statements and documents required by (1) Rule 13a-14 or Rule 15d-14 under the Exchange Act. The Borrower and its Subsidiaries maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that the information required to be disclosed by the Borrower and its Subsidiaries in the reports that they file with or submit to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (ii) is accumulated and communicated to the Borrower’s (and, to the extent applicable, its Subsidiaries’) management, including its or their principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. Except as set forth in Schedule 3.26, the Borrower and its

Subsidiaries maintain internal control over financial reporting required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such internal control over financial reporting is effective and does not contain any material weaknesses.

Section 3.27 Shares of Stock.

(a) The Borrower has reserved for issuance 54,580,361 shares of Common Stock for issuance pursuant to the Convertible Notes and the Warrants, which number of shares of Common Stock is sufficient to cover all shares (including any Additional Shares) issuable upon conversion of, or otherwise pursuant to, the Convertible Notes (the “Conversion Shares”) and upon the exercise of, or otherwise pursuant to, the Warrants (the “Warrant Shares”) computed without regard to any limitations on the number of shares that may be issued on conversion or exercise, as the case may be). Upon the issuance in accordance with the terms of the Facility Documents (including the Convertible Notes), the holders of the Warrants and Convertible Notes will be entitled to the rights set forth in the Warrants and Convertible Notes. The Warrant Shares issuable upon any exercise of the Warrants and the Conversion Shares issuable upon conversion of the Convertible Notes), in each case, have been duly authorized and, when issued upon any such exercise or conversion, as applicable, will be duly and validly issued, fully paid and non-assessable and free from all taxes and Liens with respect to the issue thereof, with the holders thereof being entitled to all rights accorded to a holder of Common Stock, and will not be issued in violation of, or subject to, any preemptive or similar rights of any Person.

(b) The issuance and delivery of the Convertible Notes does not, the issuance of the Warrants will not, and, assuming full or partial Conversion of Convertible Notes or exercise of Warrants, the issuance of the Conversion Shares will not: (i) require approval from the stockholders of the Borrower (under the Borrower’s Organizational Documents, the rules of the Principal Market or otherwise or from any Governmental Authority; (ii) obligate the Borrower to issue shares of Common Stock or other securities to any Person (other than the Lenders) pursuant to any agreement in place as of the date of this Agreement; and (iii) will not result in a right of any holder of the Borrower’s securities to adjust the exercise, conversion, exchange or reset price under and will not result in any other adjustments (automatic or otherwise) under, any securities of the Borrower.

(c) Each Loan Party has furnished to Agent and each Lender true, correct and complete copies of each Loan Party’s Organizational Documents and any amendments, restatements, supplements or modifications thereto, and all other documents, agreements and instruments containing the terms of all Common Stock and other securities of each Loan Party, including Stock convertible into, or exercisable or exchangeable for, Common Stock or other Stock of any Loan Party or any of its Subsidiaries, and the material rights of the holders thereof in respect thereto.

Section 3.28 Securities Law and Principal Market Matters.

(a) The Borrower and its Subsidiaries are in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

(b) Except as otherwise disclosed in the SEC Documents, neither the Borrower nor any of its Subsidiaries nor, to the Borrower’s knowledge, any director, officer or employee, of the Borrower or any of its Subsidiaries, has received or otherwise obtained any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Borrower or any of its Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Borrower or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Borrower or any of its

Subsidiaries, whether or not employed by the Borrower or any of its Subsidiaries, has reported evidence of a material violation of securities laws or breach of fiduciary duty or similar violation by the Borrower or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Borrower’s or any of its Subsidiaries’ board of directors (or equivalent governing body) or any committee thereof or to any director (or equivalent person) or officer of the Borrower or any of its Subsidiaries. Except as otherwise disclosed in the SEC Documents, there have been no internal or SEC investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, the principal financial officer or the principal accounting officer (in each case, or officer holding such equivalent position) of the Borrower or any of its Subsidiaries, the Borrower’s or any of its Subsidiaries’ board of directors (or equivalent governing body) or any committee thereof.

(c) Assuming the accuracy of the representations and warranties made by the Lenders in this Agreement, the offer, sale and issuance by the Loan Parties of the Securities are exempt from registration under the Securities Act (pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder) and applicable state securities laws.

(d) None of the Loan Parties, any of its predecessors, any director, executive officer, other officer of any Loan Party participating in the offering of the Securities, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of any Loan Party’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the Securities Act) connected with any Loan Party at the time this representation is made, any placement agent or dealer participating in the offering of the Securities and any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Securities (each, a “Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Borrower has exercised reasonable care to determine (i) the identity of each person that is a Covered Person and (ii) whether any Covered Person is subject to a Disqualification Event. Each Loan Party has complied in all material respects, to the extent applicable, with its disclosure obligations under Rule 506(e). With respect to each Covered Person, the Borrower has established procedures reasonably designed to ensure that the Borrower receives notice from each such Covered Person of (A) any Disqualification Event relating to that Covered Person, and (B) any event that would, with the passage of time, become a Disqualification Event relating to that Covered Person, in each case occurring up to and including the date this representation is made. No Loan Party is any other reason disqualified from reliance upon Rule 506 of Regulation D for purposes of the offer, sale and issuance of the Securities.

(e) Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer, sale or issuance of the Securities.

(f) Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any capital stock or other securities, or solicited or will solicit any offers to buy any capital stock or other securities, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Borrower for purposes of any applicable stockholder approval provisions of the Principal Market or any other authority.

(g) The Common Stock is listed on the Principal Market. During the last twelve months, trading in the Common Stock has not been suspended by the SEC or the Principal Market. As of the date of this Agreement, other than as disclosed in the SEC Documents, neither the Borrower nor any of its Subsidiaries has received any communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of trading of the Common Stock on the Principal Market. The transactions contemplated by this Agreement and the other Facility Documents, including the issuance and sale of the Warrant Shares and Conversion Shares hereunder and thereunder do not contravene, or require stockholder approval pursuant to, the rules and regulations of the Principal Market. The Warrant Shares and Conversion Shares have been approved for listing on the Principal Market.

(h) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and neither the Borrower nor any of its Subsidiaries has taken, or presently intend to take, any action designed to terminate, or that is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act; nor has the Borrower or any of its Subsidiaries received any notification that the SEC is contemplating terminating such registration.

(i) The Common Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Borrower is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The transfer agent for the Common Stock is a participant in, and the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not at any time been, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Common Stock through DTC.

(j) Except for the Transactions, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Borrower or any of its Subsidiaries, or any of its or their business, properties, prospects, operations or financial condition, (i) that would be required to be disclosed by the Borrower under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Borrower of Common Stock or (ii) that, under applicable securities laws, is required to have been, or be, publicly disclosed by the Borrower (on SEC Form 8-K otherwise) prior to, on or within four (4) Business Days after the date this representation is made, and, in either case, that has not been publicly disclosed by the Borrower at least one (1) Business Day prior to the date this representation is made. None of the Loan Parties nor any of their officers, directors (or equivalent persons), Affiliates, attorneys, agents or representatives or other Persons acting on their behalf has provided or made available to any Secured Party or its Affiliates, attorneys, agents or representatives with any information that constitutes or could be deemed to constitute material, nonpublic information, other than information relating to the Transactions, which shall be publicly disclosed in accordance with Section 5.18. The Loan Parties understand and acknowledge that the Secured Parties, their Affiliates and Persons acting on their behalf and will rely on the foregoing representations and the provisions of Section 5.18 in effecting transactions in the Securities and other securities of the Borrower and of other Persons.

Section 3.29 Status as Senior Debt. All Obligations constitute senior secured Debt entitled to the benefits of the subordination and/or intercreditor provisions contained in the applicable subordination and/or intercreditor agreements governing any Subordinated Debt.

B. Lender Representations and Warranties. Each Lender, severally and not jointly, represents and warrants to each Loan Party as of the Closing Date that:

Section 3.30 Convertible Notes; Warrants. The Warrants, the Warrant Shares, the Convertible Notes and the Conversion Shares to be issuable thereunder will be acquired for such Lender’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or in a transaction exempted under the Securities Act, and such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Lender’ s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Lender to hold the Securities for any period of time and such Lender reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

Section 3.31 Economic Risk. Such Lender can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

Section 3.32 Restricted Securities. Such Lender understands that the Warrants, the Warrant Shares, the Convertible Notes and the Conversion Shares thereunder are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold except pursuant to an effective registration statement under the Securities Act (including a registration statement filed pursuant to the Registration Rights Agreement) or pursuant to an applicable exemption from the registration requirements under the Securities Act.

Section 3.33 Accredited Investor. Such Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment in the Securities.

ARTICLE 4

CONDITIONS OF DISBURSEMENT

Section 4.1 Conditions to the Disbursement. The obligation of the Lenders to make the Disbursement Loans shall be subject to the satisfaction (or written waiver) of the following conditions in a manner satisfactory to each Lender:

(a) Agent and the Lenders shall have received (i) executed counterparts of this Agreement and each other Facility Document set forth on the closing checklist attached hereto as Exhibit B, other than those that are specified therein as permitted to be delivered after the Closing Date and (ii) an original Disbursement Loan Convertible Note representing such Lender’s Disbursement Loan and an Original Loan Convertible Note representing such Lender’s Original Loan as amended and restated as of the Closing Date, in each case executed and delivered by the Borrower;

(b) each Lender shall have received a certificate from an Responsible Officer of the Borrower certifying that all of the conditions set forth in this Section 4.1 have been, or contemporaneously with the Closing Date Equity Exchange and the funding of the Disbursement Loans will be, satisfied;

(c) each Lender shall have received a favorable legal opinion of DLA Piper LLP, counsel to the Loan Parties, addressed to the Lender and the Agent, as to such matters concerning the Loan Parties and the Facility Documents as the Lender may reasonably request;

(d) the administrative fees required to be paid pursuant to Section 2.8 and all other fees required to be paid on the Closing Date pursuant to this Agreement and the other Facility Documents and all costs and expenses required to be paid on the Closing Date (including pursuant to Section 8.2) pursuant to this Agreement and the other Facility Documents, in the case of costs and expenses, to the extent invoiced at least one (1) Business Day prior to the Closing Date, shall have been, or substantially contemporaneously with the making of the Disbursement Loans shall be, paid (which amounts, at the sole option of the Lenders, may be offset against the proceeds of the Disbursement Loans);

(e) the Agent and the Lenders shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, that has been reasonably requested by Agent or any Lender at least ten (10) days in advance of the Closing Date;

(f) such other conditions, documents and deliverables that Agent or any Lender may reasonably request shall have been satisfied or delivered, as applicable;

(g) no Default or Event of Default shall have occurred or could reasonably be expected to result from the Closing Date Equity Exchange and the making of the Disbursement Loans or the use of the proceeds therefrom;

(h) the Closing Date Equity Exchange shall have occurred in accordance with the terms of the Exchange Agreement;

(i) immediately prior to and after giving effect to the Closing Date Equity Exchange and the making of the Disbursement Loans and the use of proceeds thereof, each representation and warranty by any Loan Party or any of its Subsidiaries contained herein or in any other Facility Document is true, correct and complete in all material respects (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true, correct and complete in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

(j) except for any action specified in Exhibit B to be taken after the Closing Date or any Facility Document as permitted to be taken after the Closing Date, no Loan Party nor any of its Subsidiaries shall have any Debt, other than Debt permitted under Section 6.1, and the Debt under the Existing Credit Agreements, shall have been or shall be substantially contemporaneously with the funding of the Disbursement Loans and the Closing Date Equity Exchange on the Closing Date, paid off pursuant to payoff letters reasonably satisfactory to the Lenders, and any Liens relating thereto and any other Liens that are not Permitted Liens shall have been or shall, substantially contemporaneously with the funding of the Disbursement Loans and the Closing Date Equity Exchange on the Closing Date, be terminated in a manner reasonably satisfactory to the Lenders;

(k) except for any action specified in Exhibit B to be taken after the Closing Date or any Facility Document as permitted to be taken after the Closing Date, all actions necessary to establish that the Agent (for the benefit of the Secured Parties) will have perfected first priority Liens (subject to Permitted Liens) in the Collateral under the Facility Documents shall have been or shall substantially contemporaneously with the funding of the Loan on the Closing Date be taken;

(l) Agent and the Lenders shall have received a copy of the Registration Rights Agreement in form and substance reasonably acceptable to the Agent and the Lenders;

(m) all outstanding interest and fees in respect of the Prior Loans and other amounts due and owing under the Prior Agreement shall have been paid in full in cash; and

(n) the Agent and the Lenders shall have received a Solvency Certificate duly executed by an Responsible Officer of the Borrower.

ARTICLE 5

AFFIRMATIVE COVENANTS

For so long as the Obligations (other than unasserted contingent indemnification obligations) remain outstanding

Section 5.1 Reserved.

Section 5.2 Payment and Performance of Obligations.

(a) Each Loan Party (i) will pay and discharge, and cause each Subsidiary to pay and discharge, on a timely basis as and when due, all of their respective obligations and liabilities, except for such obligations and/or liabilities (A) that may be the subject of a Permitted Contest, and (B) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect, (ii) without limiting anything contained in the foregoing clause (i), pay all material amounts due and owing in respect of Taxes (including without limitation, payroll and withholdings tax liabilities) on a timely basis as and when due, and in any case prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, except for Taxes subject a Permitted Contest, (iii) will maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities, and (iv) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

(b) Upon completion of any Permitted Contest, each Loan Party shall, and will cause each Subsidiary to, promptly pay the amount due, if any, except where the failure to pay such amount could not reasonably be expected to have a Material Adverse Effect.

Section 5.3 Maintenance of Existence, Etc. Each Loan Party will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, (a) their respective existence and (b) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except with respect to clauses (a) and (b) above in connection with a transaction permitted under Section 5.6, and (c) their respective qualification to do business and good standing in each jurisdiction except, with respect to clause (b) and this clause (c), where the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

Section 5.4 Maintenance of Property; Insurance.

(a) Each Loan Party will keep, and will cause each Subsidiary to keep, all property material to its business in good working order and condition, ordinary wear and tear excepted. If all or any part of any of such property material to its business, becomes damaged or destroyed, each Loan Party will, and will cause each Subsidiary to, promptly and completely repair and/or restore such property in a good and workmanlike manner, regardless of whether Agent agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction.

(b) Upon completion of any Permitted Contest, each Loan Party shall, and will cause each Subsidiary to, promptly pay the amount due, if any, and deliver to Agent proof of the completion of the contest and payment of the amount due, if any.

(c) Each Loan Party will maintain (i) casualty insurance on all real and personal property on an all risks basis (including the perils of windstorm and quake), covering the repair and replacement cost of all such property and coverage, business interruption and rent loss coverages with extended period of indemnity (for the period required by Agent from time to time) and indemnity for extra expense, in each case without application of coinsurance and with agreed amount endorsements, (ii) general and professional liability insurance (including products/completed operations liability coverage), and (iii) such other insurance coverage against loss or damage of the kinds customarily insured against by Persons engaged in substantially the same business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided, however, that, in no event shall such insurance be in amounts or with coverage less than, or with carriers with qualifications inferior to, any of the insurance or carriers in existence as of the Closing Date (or required to be in existence after the Closing Date under a Facility Document). All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Agent. Each such policy of insurance shall (a) in the case of each liability policy, name Agent (on behalf, and for the benefit, of, the Secured Parties) as an additional insured thereunder as its interests may appear and (b) in the case of each casualty insurance policy contain a lender’s loss payable clause or endorsement that names Agent, (on behalf, and for the benefit, of the Secured Parties), as the lender’s loss payee thereunder as its interests may appear and, to the extent available, provide the insurer will give at least thirty (30) days’ prior written notice to Agent of any modification or cancellation of such policy (or ten (10) days’ prior written notice in the case of the failure to pay any premiums thereunder). A true and complete listing of such insurance, including issuers, coverages and deductibles, shall be provided to Agent and the applicable Lender(s) promptly following Agent’s or any Lender’s request.

Section 5.5 Compliance with Laws and Material Contracts. Each Loan Party will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws (including Health Care Laws) and Material Contracts, except to the extent that failure to so comply would not reasonably be expected to (a) have a Material Adverse Effect, or (b) result in any Lien upon a material portion of the assets of any such Person in favor of any Governmental Authority.

Section 5.6 Inspections. Each Loan Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent and its representatives shall have access at any and all times during the continuance thereof): (a) provide access to such property to Agent and its representatives, as frequently as Agent reasonably determines to be appropriate; and (b) permit Agent to conduct inspect and make extracts and copies (or take originals if reasonably necessary) from all of such Loan Party’s and its Subsidiaries’ books and records and evaluate and conduct appraisals and evaluations in any manner and through any medium that Agent considers reasonably necessary, in each instance, at the Loan Parties’ sole expense; provided the Loan Parties shall only be obligated to reimburse Agent for the expenses of one such appraisal, evaluation and inspection per calendar year unless an Event of Default has occurred and is continuing, in which case, the Loan Parties shall reimburse Agent for the expenses of all such appraisals, evaluations and inspections conducted by Agent or its representatives while such Event of Default is continuing. Any Lender may accompany Agent or its representatives in connection with any inspection.

Section 5.7 Use of Proceeds. The proceeds of the Loans will be used for the repayment in full of the Debt under the Existing Credit Agreements, working capital and general corporate purposes of the Borrower not in contravention of any Law and not in violation of this Agreement.

Section 5.8 Required Authorizations. The Loan Parties shall, and shall cause their Subsidiaries to, obtain, make and keep in full force and effect all material required regulatory permits.

Section 5.9 Notices; Information. The Loan Parties shall promptly (and, in any event, within two (2) Business Days) notify the Agent in writing of the occurrence of (i) any Default or Event of Default;

and (ii) any event or occurrence or series or related events or occurrences that could reasonably be expected to have Material Adverse Effect. In addition, promptly after request therefor, the Borrower shall provide the Agent and the Lenders such other financial and other information as any Lender or the Agent may from time to time reasonably request.

Section 5.10 SEC Documents; Financial Statements. The Borrower shall comply in all respects with its filing requirements under Section 13 or 15(d) of the Exchange Act, as applicable and shall, contemporaneously with the filing of its quarterly unaudited and annual audited consolidated and consolidating financial statements, deliver to each Lender a completed Compliance Certificate. From the Closing Date until the first date on which no Convertible Notes or Warrants remain outstanding (the period ending on such latest date, the “Reporting Period”), the Borrower shall timely (without giving effect to any extensions pursuant to Rule 12b-25 of the Exchange Act) file (or furnish, as applicable) all SEC Documents required to be filed with (or furnished to) the SEC pursuant to the Exchange Act, and the Borrower and its Subsidiaries shall not terminate the registration of the Common Stock under the Exchange Act or otherwise terminate its status as an issuer required to file reports under the Exchange Act, even if the securities laws would otherwise permit any such termination. None of such SEC Documents, when filed or furnished, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All financial statements included in any such SEC Documents shall fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods presented and shall have been prepared in accordance with Accounting Principles, consistently applied (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments that are not material individually or in the aggregate and lack of certain footnote disclosures). Any audit or report of the Borrower’s independent certified public accountants on any financial statements included in any such SEC Document shall (i) contain an unqualified opinion (subject to the exception set forth below in clause (ii) of this sentence), stating that such consolidated financial statements present fairly in all material respects the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of the dates thereof and for the periods presented and have been prepared in conformity with Accounting Principles applied on a basis consistent with prior years, and (ii) not include any explanatory paragraph expressing substantial doubt as to going concern status, and no financial statements included in any SEC Document shall include any statement in the footnotes thereto that indicates there is substantial doubt about the Borrower’s ability to continue as a going concern (or any statement to similar effect) (other than, with respect to clauses (i) and (ii) a going concern qualification based solely on the Borrower’s having negative profits or a determination that any Loan Party has less than 12 months liquidity). Within forty-five (45) days after the end of each fiscal quarter of the Borrower, the Loan Parties and their Subsidiaries shall deliver to Agent and the Lenders an updated Perfection Certificate. All calculations in any Compliance Certificate will be made in accordance with Accounting Principles and the applicable terms and provisions of this Agreement and the other Facility Documents.

Section 5.11 Disclosure. Each Loan Party shall, and shall cause each of its Subsidiaries to, ensure that all written information, exhibits and reports furnished to any Lender Party, when taken as a whole, do not and will not (or does not, as applicable) contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made, and will promptly disclose to Agent and the Lenders and correct any defect or error that may be discovered therein or in any Facility Document or in the execution, acknowledgement or recordation thereof.

Section 5.12 Conversion Shares; Warrants.

(a) The Borrower shall, so long as any of the Convertible Notes and Warrants are outstanding, take all action necessary to reserve, and keep available out of its authorized and unissued capital stock, a sufficient number of shares of Common Stock for issuance exclusively pursuant to the Convertible Notes and Warrants the maximum number of shares that are then issuable (or may become issuable) upon the conversion or exercise of, or otherwise pursuant to, the Convertible Notes and Warrants (including, for the avoidance of doubt, the maximum number of Additional Shares that may be or become issuable thereunder (without regard to the Beneficial Ownership Cap, the Authorized Share Cap (as each such term is defined in the Convertible Notes and the Warrants) and any other limitation or restriction on the conversion or exercise thereof), subject to reduction as provided in Section 5.21 in respect of a Qualified Equity Financing. From and after the termination of the Authorized Share Conversion Restriction Period (as defined in the Convertible Notes), the Borrower shall at all times reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock for issuance exclusively pursuant to the Convertible Notes and Warrants the maximum number of shares that are then issuable (or may become issuable) upon the conversion or exercise of, or otherwise pursuant to, the Convertible Notes and Warrants (including, for the avoidance of doubt, the maximum number of Additional Shares that may be or become issuable thereunder (without regard to the Beneficial Ownership Cap, the Authorized Share Cap (as each such term is defined in the Convertible Notes and the Warrants) and any other limitation or restriction on the conversion or exercise thereof).

(b) The Borrower shall provide, free from preemptive rights, out of the Borrower’s authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Convertible Notes and exercise of any Warrants held by the Lenders from time to time as such Convertible Notes are presented for conversion (assuming that at the time of computation of such number of shares of Common Stock, all such Convertible Notes would be converted by Lenders into Conversion Shares without regard to any limitation on conversion) and cause all shares of Common Stock issued upon conversion of the Convertible Notes or exercise of any Warrants held by the Lenders to be fully paid and free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares, the Warrants, if any, and any Warrant Shares issuable upon exercise of the Warrants, if any, will be issued pursuant to a valid exemptions from registration under the Securities Act.

Section 5.13 Further Assurances. (a) Promptly upon (but in any event, within ten (10) Business Days after) the request of the Required Lenders (or Agent acting at the direction of the Required Lenders), the Loan Parties shall (and, subject to the limitations set forth herein and in the other Facility Documents, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as the Required Lenders (or Agent acting at the direction of the Required Lenders) may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Facility Document, (b) to subject to the Liens created by any of the Facility Documents any of the assets or properties, rights or interests covered by any of the Facility Documents, (c) to perfect and maintain the validity, effectiveness and priority of any of the Facility Documents and the Liens intended to be created thereby, and (d) to better assure, grant, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Facility Document.

(b) Without limiting the generality of the foregoing, the Loan Parties shall cause each of their Subsidiaries (other than a Restricted Foreign Subsidiary) on the date of the formation (including pursuant to a Division/Series Transaction) or acquisition thereof, to guaranty the Obligations and to cause each such Subsidiary to grant to Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations set forth herein and in the Facility Documents, all of such Subsidiary’s assets and property to secure such guaranty and to take such other actions reasonably requested by the Required Lenders with respect to making any such Subsidiary a Loan Party under the Facility Documents. Furthermore, the Borrower shall notify Agent and the Lenders in writing on the date of (i) the formation (including pursuant to a Division/Series Transaction) or acquisition of any Subsidiary or (ii) the issuance by or to any Loan Party (other than by the Borrower) of any Stock. Each Loan Party shall pledge, and shall cause each of its Subsidiaries to pledge, all of the Stock of each of its Subsidiaries directly owned by a Loan Party, in each instance, to Agent, for the benefit of the Secured Parties, to secure the Obligations, promptly after (and in any event within ten (10) Business Days (or such later date as may be agreed to by the Required Lenders in their sole discretion) after) the date of (A) formation (including pursuant to a Division/Series Transaction) or acquisition of such Subsidiary or (B) the issuance of any shares of Stock of such Subsidiary. The Loan Parties shall deliver, or cause to be delivered, promptly after (and in any event within ten (10) Business Days (or such later date as may be agreed to by the Required Lenders in their sole discretion) after) such date to Agent and the Lenders, appropriate resolutions, secretary certificates, certified Organizational Documents and, if requested by any Lender, legal opinions relating to the matters described in this Section 6.12 (which opinions shall be in form and substance reasonably acceptable to the Required Lenders and, to the extent applicable, substantially similar to the opinions delivered on the Closing Date), in each instance with respect to (1) each Loan Party or Subsidiary formed (including pursuant to a Division/Series Transaction) or acquired and (2) each Loan Party or Person (other than a Loan Party) whose Stock is being pledged, in each case of clauses (1) and (2), after the Closing Date. In connection with each pledge of Stock, on or prior to the date of any such pledge of Stock, the Loan Parties shall deliver, or cause to be delivered, to Agent, irrevocable proxies and Stock powers and/or assignments, as applicable, duly executed in blank, in each case, in form and substance reasonably satisfactory to the Required Lenders.

(c) Without limiting the generality of the foregoing clause (a) and, except as otherwise approved in writing by the Required Lenders, if any Loan Party acquires fee title to any Real Estate with a fair market value in excess of $1,000,000, within thirty (30) days after such acquisition (or such later date as may be agreed by Agent in its sole discretion), such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Agent, a fully executed Mortgage, a lender’s title insurance policy issued by a title insurer reasonably satisfactory to Agent and, if requested by Agent, an appraisal and such other documentation or information, in each case in form and substance reasonably satisfactory to Agent.

Section 5.14 Environmental Matters. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its real estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with all applicable Environmental Laws or as is required by orders and directives of any Governmental Authority except where the failure to comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.15 [Reserved].

Section 5.16 Section 5.16 Landlord Waivers. If requested by Agent, each Loan Party shall use commercially reasonable efforts to obtain, within sixty (60) days after the Closing Date, a landlord agreement or bailee or mortgagee waivers, as applicable, from the lessor of each leased property, bailee in possession of any Collateral or mortgagee of any owned property with respect to (to the extent leased) the Borrower’s headquarters and each location where any material amount of Collateral is located or where material books and records are located, which agreement shall be reasonably satisfactory in form and substance to the Required Lenders.

Section 5.17 Cash Management Systems. Each Loan Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements with respect to each of its deposit, securities, commodity or similar accounts maintained by such Person (other than (i) any payroll account used exclusively therefor, and(ii) any withholding tax account, any fiduciary account, any escrow account or trust account (such accounts in clauses (i) and (ii), the “Excluded

Accounts”)) as of and after the Closing Date; provided, however, that the Loan Parties shall have until the date that is thirty (30) days following the Closing Date (or such later date as may be agreed to by the Required Lenders in their sole discretion) to comply with the provisions of this Section 5.17 with regard to such accounts (other than Excluded Accounts) of the Loan Parties existing on the Closing Date.

Section 5.18 Disclosure; No MNPI.

(a) At or prior to 8:00 a.m. (New York City time) on the first Business Day following the Closing Date, the Borrower shall file with the SEC one or more Forms 8-K describing the terms of the Transactions and the other transactions contemplated by the Facility Documents, and including as exhibits to such Form(s) 8-K this Agreement (including the schedules and exhibits hereto not otherwise filed), the Registration Rights Agreement and the forms of Disbursement Loan Convertible Note, Original Loan Convertible Note and Warrant, in each case without any redactions except which have been mutually agreed upon (such Form or Forms 8-K, collectively, the “Announcing Form 8-K”). Subject to the foregoing, no Loan Party shall (and no Loan Party shall permit any of its Affiliates to) issue any press releases or any other public statements with respect to the transactions contemplated by any Facility Document or disclosing the name of the Agent, any Lender or any of its Affiliates; provided, however, that the Borrower shall be entitled, without the prior approval of the Agent or any Lender, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (ii) as is required by Law and regulations (provided that each Lender Party shall be consulted by the Borrower in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(b) Upon the filing of the Announcing Form 8-K, the Borrower and its Subsidiaries shall have disclosed all material, non-public information (if any) regarding any Loan Party, its securities, any Loan Party, its securities, any of its Affiliates or any other Person provided or made available to any Lender Party or any of its Affiliates, attorneys, agents or representatives by any Loan Party or any of its employees, officers, directors (or equivalent persons), attorneys, agents or representatives on or prior to the Closing Date. Each Loan Party shall not, and shall cause each of its employees, officers, directors (or equivalent persons), Affiliates, attorneys, agents and representatives to not, provide the Agent, any Lender or any of its Affiliates, attorneys, agents or representatives with any material nonpublic information regarding any Loan Party, its securities, any of its Affiliates or any other Person from and after the Closing Date without the express prior written consent of the Agent or such Lender, as applicable. Each Loan Party hereby acknowledges and agrees that neither the Agent nor any Lender (nor any of such Person’s Affiliates, attorneys, agents or representatives) shall have any duty of trust or confidence (including any obligation under any confidentiality or non-disclosure agreement entered into by such Person) with respect to, or any obligation not to trade in any securities while aware of, any material nonpublic information (i) provided by, or on behalf of, any Loan Party, any of its Affiliates or any of its officers, directors (or equivalent persons), employees, attorneys, agents or representatives in violation of any of the representations, covenants, provisions or agreements set forth in this Section 5.18 or (ii) otherwise possessed (or continued to be possessed) by any Lender Party (or any Affiliate, agent or representative thereof) as a result of any breach or violation of any representation, covenant, provision or agreement set forth in this Section 5.18 or Section 3.28(j).

(c) Notwithstanding anything to the contrary herein, in the event that any Loan Party believes that a notice or communication to any Secured Party or any of its Affiliates, attorneys, agents or representatives contains Inside Information, the Borrower shall, prior to the delivery of such notice or communication, (i) so indicate to such Secured Party, and such indication shall provide such Secured Party the means to refuse to receive such notice or communication, and in the absence of any such indication, the Secured Parties, the other holders of the Securities and their respective Affiliates, agents and representatives shall be allowed to presume that all matters relating to such notice or communication do not constitute

Inside Information and (ii) provide such notice or communication to counsel to such Secured Party (which shall be Katten Muchin Rosenman LLP (Attn: Mark D. Wood)) or such other counsel as shall have been designated in writing by such Secured Party. In the event that, in compliance with the foregoing, the Borrower indicates to a Secured Party that a notice or other communication contains Inside Information and such Secured Party then refuses to accept such notice or other communication, the Borrower shall be excused from any obligation hereunder to provide such notice or other communication to such Secured Party (subject to the Borrower’s obligation to provide such notice or communication to counsel for such Secured Party). In the event that the Borrower either (A) fails to indicate that a notice or communication to a Secured Party contains Inside Information or otherwise provides any Secured Party with Insider Information without such Secured Party’s prior written consent or (B) provides such notice or communication to any Secured Party notwithstanding any such Secured Party’s refusal in writing to receive such notice or communication, such Secured Party shall have the right to make a public disclosure in the form of a press release, public advertisement or otherwise of the applicable Inside Information without the prior approval by any Loan Party, its Subsidiaries or Affiliates, or any of its or their respective officers, directors (or equivalent persons), employees, attorneys, representatives or agents, and no Secured Party (nor any of its Affiliates, agents or representatives) shall have any liability to any Loan Party, any of its Subsidiaries or Affiliates or any of its or their respective officers, directors (or equivalent persons), employees, stockholders, attorneys, representatives or agents for any such disclosure.

(d) Notwithstanding the foregoing, to the extent the Borrower reasonably and in good faith determines that it is necessary to disclose material non-public information to the Agent or any Lender for purposes relating to any of the Facility Documents (a “Necessary Disclosure”), the Borrower shall inform counsel to the Agent (which shall be Katten Muchin Rosenman LLP or such other counsel as shall have been designated in writing by the Agent) of such determination without disclosing the applicable material non-public information, and the Borrower and such counsel on behalf of the Agent shall endeavor to agree upon a process for making such Necessary Disclosure to the applicable Lender Party or its representatives that is mutually acceptable to the Agent and the Borrower (an “Agreed Disclosure Process”). Thereafter, the Borrower shall be permitted to make such Necessary Disclosure (only) in accordance with the Agreed Disclosure Process.

(e) Neither the Agent, any Lender nor any of their respective Affiliates shall be deemed to be in possession of any material non-public information because such information was provided to any attorney or agent of any such Person, and the Borrower agrees not to (and the Borrower agrees to cause its Affiliates not to) assert any contrary position.

Section 5.19 Major Transaction. The Borrower shall give each of the Lenders notice of a Major Transaction on a timely basis in accordance with Section 3 of each of the Convertible Notes. Each Lender, within the Major Transaction Conversion Period (as defined in the Convertible Notes), in the exercise of its sole discretion, may deliver a notice to the Borrower (the “Put Notice”) that any or all of its Convertible Notes, including the principal amount thereof, any accrued and unpaid interest thereon, and any other amounts payable hereunder in respect thereof (including the Make Whole Amount and, if applicable, the Exit Fee) (collectively, the “Major Transaction Payment”) shall be due and payable in cash. If any of the Lenders deliver a Put Notice, then simultaneously with consummation of such Major Transaction, the Borrower shall make the applicable Major Transaction Payment to each such Lender. The Borrower shall not consummate any Major Transaction without complying with the provisions of this Section 5.19.

Section 5.20 Listing of Stock. The Borrower shall take all actions reasonably necessary to cause the Common Stock to remain listed on the Principal Market during the Reporting Period. During the Reporting Period, the Borrower shall not, and shall cause each of the Subsidiaries not to, take any action that would be reasonably expected to result in the delisting or suspension or termination of trading of the

Common Stock on the Principal Market. The Loan Parties shall pay all fees, costs and expenses in connection with satisfying its obligations under this Section 5.20. At all times during the Reporting Period, (a) the Common Stock shall be eligible for clearing through DTC, through its Deposit/Withdrawal At Custodian (DWAC) system; (b) the Company shall be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock; (c) the transfer agent for the Common Stock is a participant in, and the Common Stock shall be eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (d) the Borrower shall use its reasonable best efforts to cause the Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC, and, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, the Borrower shall use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.

Section 5.21 Equity Financing. The Borrower shall use its reasonable best efforts to, as soon as reasonably possible after the Closing Date, consummate one of more issuances of equity or equity securities (other than Disqualified Stock) in capital raising transactions (in the forms of “at-the-market” offerings, private placements or public offerings or otherwise), effected on an arm’s length basis, that result in net proceeds to the Borrower of at least $20,000,000 and do not otherwise violate any of the provisions of this Agreement or any of the other Facility Documents (the “Equity Financing”). Notwithstanding anything to the contrary contained herein or in any other Facility Document, in the event that the Borrower consummates a Qualified Equity Financing, the number of shares of Common Stock reserved for issuance pursuant to the Convertible Notes may, at the Borrower’s election, and provided that the Borrower shall then be in compliance with Section 5.22, be reduced by a number of shares of Common Stock equal to the lesser of (y) the Shortfall Share Number, and (z) 20,000,000 shares of Common Stock (subject to appropriate adjustment for any Stock

Split that occurs following the Closing Date and prior to the consummation of such Qualified Equity Financing).

Section 5.22 Stockholder Approval; Proxy Materials.

(a) The Borrower covenants and agrees that it will use its reasonable best efforts to obtain the Stockholder Approval as soon as possible, and in any event within seventy (75) days following the Closing Date (the “Initial Stockholder Approval Deadline”) or, if notwithstanding such efforts the Stockholder Approval is not obtained on or prior to the Initial Stockholder Approval Deadline, as soon as practicable thereafter.

(b) Without limiting the Borrower’s obligations under Section 5.22(a), as promptly as reasonably practicable, and in any event within twenty-five (25) days, following the Closing Date, the Borrower shall prepare and file with the SEC, a preliminary proxy statement with respect to a special meeting of the Borrower’s stockholder (the “Special Meeting”) to be held for the sole purpose of considering the Proposal (any such proxy statement, as it may be amended or supplemented from time to time, and whether in preliminary or definitive form, the “Proxy Statement”). Each Proxy Statement shall include the Proposal (and shall not include any other proposal without the consent of the Required Lenders) and such information as may be necessary to enable the stockholders’ consideration of the Proposal. Each Proxy Statement shall include the recommendation of the board of directors of the Borrower that stockholders vote in favor of the adoption of the Proposal at each Stockholders Meeting.

(c) The Borrower shall use its reasonable best efforts to have any comments to the Proxy Statement received from the SEC “cleared” or otherwise resolved as soon as possible after receipt of any such comments. The Borrower shall use its reasonable best efforts to (i) cause the Proxy Statement to be filed with the SEC in definitive form and mailed to the Borrower’s stockholders and to hold the Special Meeting as soon as possible after the earliest of (A) the clearance or resolution of all SEC comments to the

Proxy Statement, (B) notification by the SEC that it has concluded its review of the Proxy Statement and (C) the conclusion of the ten (10)-day review period for preliminary proxy statements under Rule 14a-6(a) under the Exchange Act without receipt of any SEC comments or notice from the staff of the SEC that it will be reviewing the Proxy Statement and (ii) solicit the Stockholder Approval (including by retaining and utilizing the efforts of a nationally recognized proxy solicitation firm).

(d) In the event that the Stockholder Approval is not obtained at the first Special Meeting, the Borrower shall continue to call and hold special meetings of its stockholders as often as possible thereafter to seek the Stockholder Approval until the Stockholder Approval is obtained, and, in connection with each such Special Meeting, the Borrower shall comply with the provisions of Section 5.22(b).

(e) Promptly after the Stockholder Approval is obtained, and in any event within one (1) Business Day thereafter, the Borrower shall (i) deliver notice of the Stockholder Approval to Agent and file with the Commission a Form 8-K disclosing the same, (ii) file the Charter Amendment with the Secretary of State of the State of Delaware and cause the Charter Amendment to become effective immediately upon such filing or, if the Charter Amendment provides for a reverse split of the Common Stock, within twenty-four (24) hours following the filing thereof, and (iii) cause the maximum number of shares issuable, or that may become issuable, upon conversion or exercise of, or otherwise pursuant to the Convertible Notes and the Warrants (including, for the avoidance of doubt, the maximum number of Additional Shares that may become issuable pursuant to the Convertible Notes) to be reserved exclusively for issuance pursuant to the Convertible Notes and the Warrants.

(f) The Borrower agrees that (A) none of the information to be included or incorporated by reference in each Proxy Statement shall at the date it is first mailed to the Borrower’s stockholders or at the time of each Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (B) each Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act.

(g) Until such time as the Stockholder Approval shall have been obtained and the Charter Effective Time and any Reverse Split Effective Time shall have occurred, the Borrower shall not reserve from its authorized and unissued shares of Common Stock any shares of Common Stock for any purpose other than for issuance upon exercise of warrants issued in a Qualified Offering, if following such reservation, the number of authorized and unissued shares of Common Stock available and reserved exclusively for issuance pursuant to the Convertible Notes and Warrants would be insufficient to permit the conversion or exercise of the Convertible Notes and Warrants for the maximum number of shares issuable (or that may become issuable) upon the conversion or exercise thereof (including, for the avoidance of doubt, the maximum number of Additional Shares that may become issuable pursuant to the Convertible Notes).

Section 5.23 Post-Closing Obligations. Notwithstanding the conditions precedent set forth in Article IV or any other provision set forth herein to the contrary above, the Borrower has informed the Agent and the Lenders that certain of such items required to be delivered to the Agent or performed or otherwise satisfied as conditions precedent to the effectiveness of this Agreement will not be delivered to Agent as of the date hereof. Therefore, with respect to the items set forth on Schedule 5.23 (collectively, the “Post-Closing Items”), the Borrower shall deliver (or otherwise satisfy) each Post-Closing Item to the reasonable satisfaction of the Agent in the form, manner and time set forth on such Schedule 5.23 for such Post-Closing Item or within such longer time or different form or manner as the Agent may agree in its reasonable discretion.

ARTICLE 6

NEGATIVE COVENANTS

For so long as the Obligations (other than unasserted contingent indemnification obligations) remain outstanding:

Section 6.1 Debt; Contingent Obligations. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for Permitted Debt. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.

Section 6.2 Liens. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Liens.

Section 6.3 Distributions. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Distribution, except for Permitted Distributions.

Section 6.4 Restrictive Agreements. No Loan Party will, or will permit any Subsidiary to, directly or indirectly (a) enter into or assume any agreement (other than the Facility Documents and any agreements for purchase money debt permitted under clause (c) of the definition of Permitted Debt) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or (b) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Facility Documents) on the ability of any Subsidiary to: (i) pay or make Distributions to any Loan Party or any Subsidiary; (ii) pay any Debt owed to any Loan Party or any Subsidiary; (iii) make loans or advances to any Loan Party or any Subsidiary; or (iv) transfer any of its property or assets to any Loan Party or any Subsidiary.

Section 6.5 Payments and Modifications of Subordinated Debt and Other Debt. No Loan Party will, or will permit any Subsidiary to, directly or indirectly (a) declare, pay, make or set aside any amount for payment in respect of Subordinated Debt, except for payments made in full compliance with and expressly permitted under the Subordination Agreement, (b) amend or otherwise modify the terms of any Subordinated Debt, except for amendments or modifications made in full compliance with the Subordination Agreement, (c) declare, pay, make or set aside any amount for payment in respect of any Debt hereinafter incurred that, by its terms, or by separate agreement, is subordinated to the Obligations, except for payments made in full compliance with and expressly permitted under the subordination provisions applicable thereto, (d) declare, pay, make or set aside any amount for payment in respect of the Project Destiny Deferred Consideration if an Event of Default has occurred and is continuing or would result from the making of any such payment (unless Agent and Required Lenders have provided their prior written consent to the making of such payment), (e) (i) declare, pay, make or set aside any amount for payment in respect of Project Hurricane Deferred Consideration if an Event of Default has occurred and is continuing or would result from the making of any such payment (unless Agent and Required Lenders have provided their prior written consent to the making of such payment), or (ii) notwithstanding anything in this Agreement to the contrary, declare, pay, make or set aside any amount for payment in respect of any of the Project Hurricane Deferred Consideration in cash to the extent that Borrower shall be permitted under the Project Hurricane Acquisition Agreement to satisfy such Project Hurricane Deferred Consideration through the issuance of shares Common Stock, even if the making of such payment would not otherwise be prohibited by subclause (i) of this clause (e) (unless, with respect to this clause (e)(ii), Agent, in its sole discretion, consents to the use of cash to effect such payment), or (f) amend or otherwise modify the terms of any such Debt if the effect of such amendment or modification is to (i) increase the interest rate or fees on, or change the manner or timing of payment of, such Debt, (ii) accelerate or shorten the dates upon which payments of principal or interest are due on, or the principal amount of, such Debt, (iii) change in a manner materially adverse to any Loan Party or Agent any event of default or add or make more restrictive any covenant with respect to such Debt, (iv) change the prepayment provisions of such Debt or any of the defined terms related thereto, (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof), or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Debt in a manner adverse to Loan Parties, any Subsidiaries, Agent or Lenders. Loan Parties shall, prior to entering into any such amendment or modification, deliver to Agent reasonably in advance of the execution thereof, any final or execution form copy thereof.

Section 6.6 Consolidations; Mergers.

(a) No Loan Party will, or will permit any Subsidiary to, directly or indirectly consolidate or merge or amalgamate with or into any other Person other than (i) consolidations or mergers among Loan Parties (provided that in any merger involving Sientra, Sientra shall be the surviving entity), (ii) consolidations or mergers among a Guarantor and a Loan Party so long as the Borrower is the surviving entity, (iii) consolidations or mergers among Guarantors, (iv) consolidations or mergers among Subsidiaries that are not Loan Parties and (v) consolidations or mergers in connection with a Permitted Acquisition (provided that in any merger involving Sientra, Sientra shall be the surviving entity and in any merger involving a Loan Party other than Sientra, the surviving entity shall be or become a Loan Party).

(b) The Loan Parties may enter into and consummate Major Transactions (and enter into agreements with respect thereto), subject to the Loan Parties’ compliance with the terms of the Facility Documents and their satisfaction of their obligations therein in respect thereof.

Section 6.7 Purchase of Assets, Investments. No Loan Party will, or will permit any Subsidiary to, directly or indirectly:

(a) (i) make any Acquisition other than a Permitted Acquisition or (ii) acquire or own any other Investment other than Permitted Investments;

(b) without limiting clause (a), otherwise acquire or enter into any agreement to acquire any assets other than (i) in the Ordinary Course of Business, (ii) constituting capital expenditures, or (iii) constituting replacement assets purchased with proceeds of property insurance policies, awards or other compensation with respect to any eminent domain, condemnation or similar proceeding; or

(c) engage or enter into any agreement to engage in any joint venture or partnership with any other Person.

Section 6.8 Transactions with Affiliates. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Loan Party, except:

(a) transactions permitted by Section 6.3 of this Agreement;

(b) customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Borrower or any Subsidiary in the Ordinary Course of Business;

(c) [Reserved];

(d) transactions that are disclosed to Agent in advance of being entered into and which contain terms that are no less favorable to the applicable Borrower or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Loan Party; and

(e) transactions disclosed on Schedule 6.8 on the Closing Date.

Section 6.9 Modification of Organizational Documents. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person, except for Permitted Modifications.

Section 6.10 Financial Covenants. (a) Minimum Revenue. The Borrower shall not permit the consolidated revenue of the Borrower and its Subsidiaries on a consolidated basis for any fiscal quarter (as determined in accordance with GAAP, consistent with past practice, and set forth in as the audited financial statements filed with the SEC for, and the Compliance Certificate delivered in respect of, such fiscal year) to be less than the amount set forth opposite the applicable fiscal quarter in the table below.

Fiscal Quarter Ending	Minimum Revenue
December 31, 2022	$18,000,000
March 31, 2023	$21,250,000
June 30, 2023	$21,250,000
September 30, 2023	$21,250,000
December 31, 2023	$21,250,000
March 31, 2024, and each fiscal quarter end thereafter	$26,250,000

(b) Minimum Cash Balance. The Borrower and its Subsidiaries shall, at all times after the first anniversary of the Closing Date, maintain, on a consolidated basis, a minimum aggregate amount of unrestricted cash in deposit accounts subject by a Control Agreement in favor of Agent (for the benefit of the Secured Parties) equal to no less than $10,000,000.

Section 6.11 Conduct of Business. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and similar, related or complementary businesses reasonably related, ancillary or supplemental thereto or incidental thereto or reasonably expansive thereof.

Section 6.12 Compliance with Anti-Corruption Laws. Agent hereby notifies Loan Parties that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Loan Parties and its principals, which information includes the name and address of each Loan Party and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, knowingly enter into any Material Contracts with any Blocked Person or any Person listed on the OFAC Lists. Each Loan Party shall immediately notify Agent if such Loan Party has knowledge that any Loan Party, any additional Loan Party or any of their respective Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is or becomes a Blocked Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

Section 6.13 Accounting Changes. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, (a) make any significant change in accounting treatment or reporting practices, except as required by GAAP, or (b) change the fiscal year or method for determining the fiscal quarters of any Loan Party or of any consolidated Subsidiary of any Loan Party.

Section 6.14 Dispositions. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, dispose of (whether in one or a series of transactions) any assets or property (including the Stock of any Subsidiary of any Loan Party, whether in a public or private offering or otherwise, and accounts and notes receivable, with or without recourse), or, directly or indirectly, issue, sell or otherwise transfer or provide a controlling, management or other interest in, any Stock of any Loan Party or any of its Subsidiaries, except for:

(a) Dispositions of (i) inventory, goods or services or (ii) worn-out, obsolete, damaged or surplus equipment, in each case of clause (i) and (ii), in the ordinary course of business;

(b) (i) Dispositions of Cash Equivalents in the ordinary course of business made to a Person that is not an Affiliate of any Loan Party and (ii) conversions of Cash Equivalents into cash or other Cash Equivalents;

(c) Permitted Investments, to the extent any such Investment constitutes a Disposition;

(d) the sale of (i) the Stock of any Subsidiary of the Borrower to the Borrower or any Loan Party and (ii) the Stock of any Subsidiary of the Borrower that is not a Loan Party to any other Subsidiary of the Borrower that is not a Loan Party;

(e) the transfer of any assets or property by a Loan Party (other than the Borrower) to another Loan Party;

(f) Dispositions of past due accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) or, in the case of accounts receivable in default, in connection with the collection or compromise thereof and in any event, not involving any securitization or factoring thereof, in the ordinary course of business;

(g) (i) any termination of any lease, (ii) any expiration of any option agreement in respect of real or personal property, (iii) any surrender or waiver of contractual rights or the settlement,

release or surrender of contractual rights or litigation claims (including in tort) and (iv) any lease or sublease of real property not useful in the conduct of the business of the Borrower or its Subsidiaries, in the case of each of the foregoing clauses (i) through (iv), in the ordinary course of business;

(h) Dispositions by way of any involuntary loss, damage or destruction of property or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(i) Dispositions so long as (i) the assets subject to such Dispositions are assets or property that are not material to the operation of the business (or the business) of the Loan Parties and sold for fair value, as determined by the Borrower in good faith, (ii) at least 75% of the consideration therefor is cash or cash equivalents, and (iii) the aggregate net cash proceeds received in respect of such Dispositions in any 12 month period does not exceed $1,000,000.

Section 6.15 Burdensome Agreements and Negative Pledges. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Loan Party or Subsidiary to pay dividends or make any other distribution on any of such Loan Party’s or Subsidiary’s Stock or to pay fees, including management fees, or make other payments and distributions to any Loan Party or any of its Subsidiaries, except for those in the Facility Documents. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets, whether now owned or hereafter acquired, in favor of Agent or any other Secured Party or prohibit or otherwise restrict the Disposition of any assets of any Loan Party or any of its Subsidiaries, except, in each case, those set forth in the Facility Documents.

Section 6.16 Hazardous Materials. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate or form the basis of Liability under any Environmental Law, other than such violations or liabilities that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.1 Events of Default. Any of the following events, conditions or other occurrences shall constitute an “Event of Default”:

(a) The Borrower or any other Loan Party shall have failed (i) to pay when and as required to be paid herein or in any other Facility Document, any amount of principal of any Loan, including upon maturity of the Loans, or (ii) to pay within three (3) Business Days after the same shall become due, interest on any Loan, or any fee or any other amount or Obligation payable hereunder or pursuant to any other Facility Document.

(b) Any Loan Party shall have failed to comply with or observe (i) 5.2(b), 5.3, 5.4(c), 5.6, 5.9, 5.10,5.12, 5.13, 5.18, 5.19. 5.20, 5.21 or Article 6, any covenant contained in the Exchange Agreement or any covenant contained in the Convertible Notes (including any Conversion Failure (as defined in the Convertible Notes)) or the Warrants or (ii) any covenant contained in this Agreement or in any other Facility Document (other than occurrences described in other provisions of this Section 7.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Loan Party or waived by Agent within fifteen thirty (30) days after the earlier of (A) receipt by Borrower of notice from Agent or Required Lenders of such default, or (B) the date on which any officer of any Loan Party or any of its subsidiaries becomes aware of such default.

(c) Any representation or warranty made or deemed made by any Loan Party in any Facility Document shall have been incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall have been incorrect, false or misleading in any respect) as of the date it was made or deemed made.

(d) (i) Failure of any Loan Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans), or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans), if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, or to cause, Debt or other liabilities having a principal amount, individually or in the aggregate, in excess of $1,000,000 to become or be declared due prior to its stated maturity, or (ii) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations or the occurrence of any event requiring the prepayment of any Subordinated Debt.

(e) Any Loan Party or any Subsidiary of a Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing.

(f) An involuntary case or other proceeding shall be commenced against any Loan Party or any Subsidiary of a Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days; or an order for relief shall be entered against any Loan Party or any Subsidiary of a Loan Party under applicable federal bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of such Loan Party or Subsidiary.

(g) (i) Institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Loan Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code or an event occurs that could reasonably be expected to give rise to a Lien under Section 4068 of ERISA, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Loan Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000.

(h) one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $1,000,000 shall be rendered against any or all Loan Parties and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect.

(i) Any material provision of any Facility Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party or any Subsidiary of any Loan Party party thereto; (B) any Loan Party shall announce or state in writing that it will not honor, or shall bring an action to limit, any of its obligations or liabilities under any Facility Document (including obligations to issue Warrant Shares upon exercise of the Warrants and obligations to issue Conversion Shares upon conversion of the Convertible Notes); (C) any Facility Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in a material portion of the Collateral (to the extent that such perfection or priority is required hereby) purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest on a material portion of the Collateral; or (D) any of the Obligations shall cease to be secured by a material portion of the Collateral.

(j) The institution by any Governmental Authority of criminal proceedings against any Loan Party.

(k) any Loan Party makes any payment on account of any Debt that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;

(l) There shall occur any revocation, suspension, termination, rescission, non-renewal (except for any such non-renewal at the election of a Loan Party or a Subsidiary of a Loan Party as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) or forfeiture or any similar final administrative action with respect to one or more Regulatory Required Permits, in each case, of any Loan Party or any Subsidiary of any Loan Party that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(m) The Common Stock shall cease to be registered under the Exchange Act.

(n) A Change of Control shall have occurred.

(o) The occurrence of a “Conversion Failure” (as such term is defined in the Convertible Notes) or any Event of Default (as such term is defined in the Warrants).

(p) The Stockholder Approval shall not have been obtained, or the Charter Effective Time or any Reverse Split Effective Time, shall not have occurred prior to 5:00 p.m. (New York City time) on April 12, 2023.

Section 7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default the Required Lenders may direct Agent to:

(a) declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Facility Document (including, if applicable, the Make Whole Amount and Exit Fee) to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party;

(b) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Facility Documents or applicable law;

provided, however, upon the occurrence of any event specified in Section 7.1(d) above, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid (including, if applicable, the Make Whole Amount and Exit Fee) shall automatically become due and payable without further act of Agent or any Lender.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Notices. Any notices or other information (including an financial information) required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by email and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service), or when received by email in each case addressed to a party as follows (or such other address or email address provided by such party to such other parties pursuant to the below (or such later address or email address provided in accordance herewith):

Sientra, Inc.

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

Email: oliver.bennett@sientra.com

Attn: Oliver Bennett, Esq.

With a copy to (which shall not be deemed to constitute notice):

DLA Piper LLP (US)

4365 Executive Dr., Suite 1100

San Diego, CA 92121

Email: michael.kagnoff@dlapiper.com

Attn: Michael Kagnoff, Esq.

If to Agent:

c/o Deerfield Management Company, L.P.

345 Park Avenue South, 12th Floor

New York, New York 10010

E-mail: legalnotice@deerfield.com

With a copy to:

Alter Domus

225 West Washington St, 9th Floor,

Chicago, Illinois, 60606

E-mail: Legal_Agency@alterdomus.com and DeerfieldAgency@alterdomus.com

Attn: Legal Department and Mike Kumor, Director

With a copy to (which shall not be deemed to constitute notice):

Katten Muchin Rosenman LLP

525 W. Monroe Street Chicago, IL 60661

E-mail: mark.wood@katten.com and andrew.lillis@katten.com

Attn: Mark D. Wood and Andrew C. Lillis

If to any Lender, the information for notices included on Schedule 2.3 or pursuant to any assignment agreement assigning any Obligations to any new Lender.

Section 8.2 Cost and Expense Reimbursement. The Loan Parties agree to pay on or prior to the Closing Date and, within ten (10) Business Days after delivery of an invoice therefor, after the Closing Date, (a) all reasonable and documented costs and expenses of the Secured Parties of negotiation, preparation, execution, delivery, filing and administration of the Facility Documents (including the fees of any service provider, including, without limitation Alter Domus (US) LLC, engaged by Agent to perform administrative functions on its behalf) and any consents, amendments, waivers or other modifications thereto (whether or not any such consent, amendment, waiver or other modification is ultimately consummated), (b) all reasonable and documented fees, costs and expenses of legal counsel to the Agent and the Secured Parties in connection with the negotiation, preparation, execution and administration of the Facility Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower or any other Loan Party related thereto, (c) all reasonable and documented fees, costs and expenses of creating and perfecting Liens in favor of Agent (on behalf of the Secured Parties) pursuant to any Facility Document, including filing and recording fees, expenses and Taxes, search fees, title insurance premiums, and fees, costs, expenses and disbursements of counsel to each Secured Party and of counsel providing any opinions that any Secured Party may request in respect of any Facility Documents, Warrant Shares or Conversion Shares or the Liens created pursuant to the Facility Documents, (d) all reasonable and documented costs and expenses incurred by the Agent in connection with the custody or preservation of any of the Collateral, (e) all reasonable and documented costs and expenses, including fees, costs and expenses of one outside legal counsel to the Secured Parties (taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Secured Parties, taken as a whole, and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all Secured Parties, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to all affected Secured Parties, taken as a whole), and fees, costs and expenses of accountants, advisors and consultants, incurred by any Secured Party relating to efforts to protect, evaluate, assess or dispose of any of the Collateral, (f) all reasonable and documented costs and expenses, including fees, costs and expenses of one outside legal counsel to Agent and the Secured Parties (taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Secured Parties, taken as a whole, and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all Secured Parties, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to all affected Secured Parties, taken as a whole) incurred by each Secured Party in enforcing any of the Facility Documents or any Obligations of, or in collecting any payments due from, any Loan Party hereunder or under the other Facility Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Facility Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any proceeding or event of the type set forth in Section 7.1(e) or Section 7.1(f), (g) the cost of purchasing insurance that the Loan Parties fail to obtain as required by the Facility Documents, and (h) all fees, costs and expenses (including costs and expenses of counsel) incurred by any Secured Party in connection with the enforcement of its rights or remedies under the Facility Documents after the occurrence or during the continuance of an Event of Default. Without limiting any of the foregoing provisions of this Section 8.2, any action taken by any Loan Party under or with respect to any Facility Document, even if required under any Facility Document or at the request of Agent or any other Secured Party, shall be at the sole expense of such Loan Party, and neither Agent nor any other Secured Party shall be required under any Facility Document to reimburse any Loan Party or any Subsidiary of any Loan Party therefor. The obligations and provisions contained in this Section 8.2 shall survive the termination of this Agreement and the repayment of the Obligations.

Section 8.3 Governing Law; Venue; Jurisdiction; Service of Process; WAIVER OF JURY TRIAL.

(a) This Agreement and the other Facility Documents (unless otherwise expressly stated therein) shall be governed by and construed and enforced in accordance with the laws of the State of New York.

(b) Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and, unless otherwise expressly stated therein, the other Facility Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan (and, in each case, the applicable state and federal appeals courts sitting in the City of New York or, if not available or applicable, the State of New York). Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or under the other Facility Documents or in connection herewith or with the other Facility Documents or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding; provided that nothing in this Agreement or in any other Facility Document shall limit the right of the Agent or any Lender to commence any suit, action or proceeding in federal, state or other court of any other jurisdiction to the extent the Agent or such Lender determines that such suit, action or proceeding is necessary or appropriate to exercise its rights or remedies under this Agreement or any of the other Facility Documents.

(c) Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(d) THE PARTIES HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER FACILITY DOCUMENTS AND ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO AGENT, REPRESENTATIVE OR OTHER PERSON AFFILIATED WITH OR RELATED TO ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE FACILITY DOCUMENTS, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.3. EACH OF THE PARTIES HERETO REPRESENT AND WARRANT THAT IT HAS HAD THE OPPORTUNITY TO REVIEW THE JURY WAIVER CONTAINED IN THIS SECTION 8.3 WITH LEGAL COUNSEL.

Section 8.4 Successors and Assigns.

(a) This Agreement shall bind and inure to the respective successors and permitted assigns of the Parties, except that no Loan Party may assign or otherwise transfer all or any part of its rights or obligations (including the Obligations) under the Facility Documents without the prior written consent of all of the Lenders, and any prohibited assignment by any of the Loan Parties shall be absolutely void ab initio.

(b) Any Lender may assign or transfer its rights or the Obligations owing to it under the Facility Documents, including the Convertible Notes, to any Person without the consent of any Party. Notwithstanding the anything contained in this Agreement or any other Facility Document to the contrary, prior to the occurrence of an Event of Default, Agent may not assign its rights under this provision to a Competitor. Upon a Lender’s assignment of any of the Loans held by it (in accordance with this Section 8.4(b)) and the Convertible Notes, the Agent shall record the identity of the transferee and other relevant information in the Register, and the transferee shall (to the extent of the interests transferred to such transferee) have all the rights and obligations of, and shall be deemed, a Lender with respect to such Loan (as applicable) hereunder or under the other Facility Documents. For the avoidance of doubt, each assignment or transfer of the rights or Obligations of any Lender shall be subject only to the following conditions: (i) the parties to each assignment or transfer shall execute and deliver to Agent an Assignment and Assumption, (ii) the parties to each assignment shall send the Agent a recordation and processing fee of $3,500 and (ii) upon the reasonable request by Agent, the assignee or transferee shall provide all documentation and other information reasonably determined by Agent to be required by applicable regulatory authorities required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(c) In addition to the other rights provided in this Section 8.4, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under the Facility Documents, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to any holder of, or trustee for the benefit of the holders of, such Lender’s Debt or equity securities.

(d) Each Loan Party acknowledges and agrees that the Securities may be pledged by a holder thereof in connection with a bona fide margin agreement or other loan, financing or Debt secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities under the Facility Documents, and no such holder effecting any such pledge of Securities shall be required to provide any Loan Party or any of its Subsidiaries with any notice thereof or otherwise make any delivery to any Loan Party pursuant to any Facility Document. Each Loan Party hereby agrees, and agrees to cause each of its Subsidiaries, to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a holder of Securities.

Section 8.5 Entire Agreement; Amendments.

(a) The Facility Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto.

(b) Subject to the provisions of Section 8.5(c), no amendment, restatement, modification, supplement, change, termination or waiver of any provision of this Agreement or the other Facility Documents (other than the Warrants, any Control Agreement or any similar agreement or any landlord agreement or bailee or mortgagee waiver, each of which may be amended, restated, supplemented, changed, terminated or waived in accordance with the terms thereof), and no consent to any departure by any Loan Party therefrom shall in any event be effective without the written concurrence of the Borrower and the Required Lenders.

(c) No amendment, restatement, supplement, modification, change, termination, waiver or consent of any provision of any Facility Document shall, unless in writing and signed by Agent, (i) amend, restate, supplemented, modify, change, terminate or waive (or consent to any diversion from) any provision of this Section 8.5(c) or of any other provision of this Agreement or any other Facility Document that, by its terms, expressly requires the approval or concurrence of Agent, (ii) reduce the amount or postpone the due date of or waives any fees, expenses and/or indemnities payable to Agent hereunder or under the other Facility Documents (including, without limitation, the Make Whole or the Exit Fee) or (iii) or otherwise affect the rights, benefits, liabilities or duties of Agent under this Agreement or any other Facility Document. Notwithstanding anything to the contrary in Section 8.5(b), Agent and the Borrower may amend or modify this Agreement and any other Facility Document to (A) cure any ambiguity, omission, defect or inconsistency therein, and (B) grant a new Lien to Agent, for the benefit of the Lender Parties, extend an existing Lien over additional property for the benefit of the Lender Parties or join additional Persons as Loan Parties.

(d) No consideration shall be offered or paid (in any form, whether cash, capital stock, other property or otherwise) to any Lender to amend, restate, supplement, modify or change or consent to a waiver of (or a diversion from) any provision of any of the Facility Documents unless the same consideration also is offered to all of the Lenders under the Facility Documents.

Section 8.6 Severability. If any provision of this Agreement or any of the other Facility Documents shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 8.7 Counterparts. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies, facsimile copies and other electronic methods of transmission thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 8.8 Survival.

(a) All representations and warranties made in the Facility Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of this Agreement and the other Facility Documents and the making of the Loan hereunder or thereunder, regardless of any investigation made by any such other Party or on its behalf. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of the making of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied, in each case, other than contingent obligations not due and owing.

(b) All representations and warranties made hereunder and in any other Facility Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive (and shall continue to be made in accordance with the terms hereof and thereof after) the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Secured Parties, regardless of any investigation made by the Secured Parties or on their behalf and notwithstanding that the Secured Parties may have had notice or knowledge of any Default or Event of Default at the time of any Loan, and shall continue in full force and effect (and shall continue to be made in accordance with the terms of the applicable Facility Documents) as long as any Loan or any other Obligation hereunder or under the other Facility Documents shall remain unpaid or unsatisfied.

(c) Notwithstanding anything to the contrary in the Facility Documents, all of the provisions (including the making of the representations and warranties) herein or in any other Facility Document that relate to the Warrants, the Warrant Shares, the Conversion Shares or any securities Laws or that relate to the Reporting Period shall survive the payment in full of the Loans and any other Obligations, and shall continue at all times to be made, until the end of the Reporting Period, but all other representations, warranties, affirmative and negative covenants, events of default, fees, penalties and other provisions not expressly surviving pursuant to this Section 8.8 shall terminate upon the payment in full of the Obligations (for the avoidance of doubt, not including unasserted contingent indemnification obligations or any Obligations in respect of the Facility Documents, Warrant Shares or Conversion Shares).

Section 8.9 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Facility Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to Agent or the Lenders upon any breach, Default or Event of Default under this Agreement, any other Facility Document or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of Agent or the Lenders in respect of any such breach, Default or Event of Default or any acquiescence by it therein, affect or impair any right, power or remedy of Agent or the Lenders in respect of any other breach, Default or any Event of Default. All rights and remedies existing under this Agreement and the other Facility Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 8.10 Indemnity.

(a) The Loan Parties shall, at all times, (1) indemnify and hold harmless (the “Indemnity”) Agent, each Lender, each other Secured Party, each of their respective Affiliates, and each of their respective directors, partners, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims or proceedings (including the reasonable and documented attorneys’ fees incurred in defending against such claims or proceedings), damages, liabilities, penalties or other expenses arising out of, or relating to, the Facility Documents, the extension of credit under the Facility Documents or the Loans or the other Obligations, the use or intended use of the Loans or the other Obligations and the issuance of the Securities (including any transactions or assets financed in whole or in part, directly or indirectly, therewith), any disclosure made pursuant to Section 5.18, or the status of a Lender or other holder of Securities as an investor in any Loan Party (collectively, the “Indemnifiable Matters”), that an Indemnified Person may incur or to which an Indemnified Person may become subject (each, a “Loss”), and (2) reimburse each Indemnified Party for any legal or other fees and expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing, pursuing, responding to, complying with, or participating in (including as a deponent or witness), or defending against, any Indemnifiable Matter (collectively “Indemnifiable Expenses”), or in connection with the enforcement of this provision with respect to any of the above, as such Indemnifiable Expenses are incurred. The foregoing Indemnity and reimbursement of Indemnifiable Expenses shall not be available to any Indemnified Person to the extent that a court or arbitral tribunal of competent jurisdiction issues a final and non-appealable judgment that the applicable Loss resulted from the gross negligence or willful misconduct of such Indemnified Person. The Indemnity and reimbursement of Indemnifiable Expenses are independent of, and in addition to, any other agreement of any Party under any other Facility Document to indemnify or any amount to the any of the Secured Parties, and any exclusion of any obligation to pay any amount under this Section 9.10(a) shall not affect the requirement to pay such amount under any other section or provision hereof or under any other agreement, instrument or document. For the avoidance of doubt, this Section 9.10 shall not apply to Taxes, other than Indemnified Taxes and any Taxes arising from any non-Tax claim.

(b) An Indemnified Person shall have the right to retain its own legal counsel with the fees, costs and expenses of such legal counsel and of such Indemnified Person to be paid by the Loan Parties. The indemnification required by this Section 8.10 shall be made and paid by such Loan Parties as Losses are incurred within ten (10) Business Days of written demand by such Indemnified Person.

(c) No settlement of (or any other agreement or arrangement related to) any Loss shall be entered into by any Loan Party or any of its Subsidiaries without the prior written consent of the applicable Indemnified Person.

(d) No Loan Party shall, nor shall it permit any of its Subsidiaries to, assert, and each Loan Party on behalf of itself and its Subsidiaries, hereby waives, any claim, loss or amount against any Indemnified Person with respect to any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the other Facility Documents or any undertaking or transaction contemplated hereby or thereby. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Facility Documents or the transactions contemplated hereby or thereby.

Section 8.11 No Usury. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the highest rate permitted by Law. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the highest lawful rate permitted by Law, the outstanding amount of the Loans made hereunder shall bear interest at the highest lawful rate permitted by Law until the total amount of interest due hereunder equals the amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. Accordingly, if any Lender contracts for, charges, or receives any consideration that constitutes interest in excess of the highest lawful rate permitted by Law, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Loan Parties.

Section 8.12 [Reserved].

Section 8.13 Agent.

(a) Each Lender hereby irrevocably appoints Deerfield Partners, L.P. (together with any successor Agent appointed by Deerfield Partners, L.P. or any successor Agent that was appointed by the Required Lenders), as Agent hereunder and under the other Facility Documents and authorizes Agent to (i) execute and deliver the Facility Documents to which it is a party and accept delivery thereof on its behalf from any Loan Party, (ii) take such other actions on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under the Facility Documents and (iii) exercise such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Facility Document, Agent shall not have any duty or responsibility except those expressly set forth herein; nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Facility Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Facility Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Section 8.13 are solely for the benefit of Agent and the Lenders and none of the Borrower or the other Loan Parties shall have any rights as a third party beneficiary of any of the provisions in this Section 8.13. In performing its functions and duties under this Agreement and the other Facility Documents, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Loan Party. Agent may perform any of its duties hereunder, or under the Facility Documents, by or through its agents, subagents, servicers, trustees, investment managers or employees and any such Person shall benefit from this Section 8.13 to the extent provided by Agent. Agent shall have the same rights and powers under the Facility Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Loan Party, Affiliate of any Loan Party as if it were not Agent hereunder. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement or the other Facility Documents a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the other Facility Documents is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the other Facility Documents except as expressly set forth herein or therein.

(b) Agent may execute any of its duties under this Agreement or any other Facility Document by or through agents, subagents, employees or attorneys in fact, and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent, subagent or attorney in fact that it selects in the absence of gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(c) Neither Agent nor any of its directors, officers, employees, attorneys, advisors, representatives or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Facility Document or the Transactions or the transactions contemplated hereby or thereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, non-appealable judgment of a court of competent jurisdiction), or (ii) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of any Loan Party, or any officer thereof, contained in this Agreement or in any other Facility Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Facility Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Loan Party or any other party to any Facility Document to perform its obligations (including the Obligations) hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Facility Document, or to inspect the properties, books or records of any Loan Party or any Loan Party’s Affiliates.

(d) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Facility Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify Agent against any and all liabilities and expenses (including any fees and expenses of counsel to Agent) that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Facility Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender.

(e) Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default, unless Agent shall have received written notice from a Lender or any Loan Party referring to this Agreement and the other Facility Documents, describing such Event of Default or Default and stating that such notice is a “notice of default.” Agent shall take such action with respect to such Event of Default or Default as the Required Lenders may direct; provided that, unless and until Agent has received any such request, Agent shall not take any such action, or refrain from taking any such action, with respect to such Event of Default or Default.

(f) Each Lender acknowledges that Agent has not made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by Agent to any Lender as to any matter, including whether Agent has disclosed material information in its possession. Each Lender represents to Agent that it has, independently and without reliance upon Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Loan Parties, and made its own decision to enter into this Agreement and the other Facility Documents and to extend credit to Borrower hereunder and under the other Facility Documents. Each Lender also represents that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Facility Documents, and to make such investigations as it deems necessary or appropriate to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrower or any other Loan Party that may come into the possession of Agent.

(g) Other than with respect to the matters described in clause (i) below, which shall be governed by such clause, whether or not the transactions contemplated hereby are consummated, each

Lender shall severally indemnify upon demand Agent and its directors, officers, partners, employees, attorneys, advisors, representatives and agents (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of the Loan Parties to do so), according to its applicable pro rata share, from and against any and all losses, claims (including the reasonable attorneys’ fees incurred in defending against such claims), damages, liabilities, penalties or other expenses arising out of, or relating to, any of Agent’s duties, responsibilities or actions set forth in or that taken pursuant to the Facility Documents; provided that no Lender shall be liable for any payment to any such Person of any portion of the foregoing to the extent determined by a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.13(g). Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Facility Document or any document contemplated by or referred to herein or therein, to the extent that Agent is not reimbursed for such fees, costs and expenses by or on behalf of the Loan Parties. The undertaking in this Section 8.13(g) shall survive repayment of the Loans and the other Obligations, termination of this Agreement or the other Facility Documents and the resignation or replacement of Agent.

(h) Agent may resign as Agent upon thirty (30) days’ notice to the Lenders, and the Required Lenders have the right, at their sole election, to remove the Person serving as Agent upon ten (10) days’ notice to Agent (or immediately upon any material breach of Agent of its obligations under the Facility Documents). If Agent resigns under this Agreement or the Required Lenders remove the Person serving as Agent, the Required Lenders shall appoint from among the Lenders a successor Agent for such successor Agent and the Lenders. If no successor Agent is appointed prior to the effective date of the resignation or removal of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent from among the Lenders. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring or removed Agent, and the term “Agent” shall mean such successor Agent, and the retiring or removed Agent’s appointment, powers and duties as Agent shall be immediately and automatically terminated at such time. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Section 8.13 shall inure to its benefit (in its capacity as Agent) as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Facility Documents. If no successor Agent has accepted appointment as Agent by the date that is thirty (30) days following a retiring Agent’s notice of resignation (or at the time of removal of a Person as Agent), the retiring Agent’s resignation or removal shall nevertheless thereupon become effective, and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided for above.

(i) Each Lender further agrees to indemnify Agent, its Affiliates and each of its and their employees, advisors, attorneys, representatives and agents (to the extent not reimbursed by any Loan Party), severally and ratably, from and against Liabilities (including Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent, its Affiliates or any of its or their employees, advisors, attorneys, representatives or agents in any matter relating to or arising out of, in connection with or as a result of any Facility Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent, its Affiliates or any of its or their employees, advisors, attorneys, representatives or agents under or with respect to any of the foregoing.

Section 8.14 USA Patriot Act. Each Lender that is subject to the USA Patriot Act and Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or Agent to identify each Loan Party in accordance with the USA Patriot Act.

Section 8.15 Placement Agent. The Borrower and the other Loan Parties shall be solely responsible for the payment of any fees, costs, expenses and commissions of any placement agent, broker or financial adviser relating to or arising out of the transactions contemplated by the Facility Documents, including the offer, sale and issuance of the Securities. The Borrower and the other Loan Parties shall pay, and hold each of the Lender Parties harmless against, any liability, loss or expense (including attorneys’ fees, costs and expenses) arising in connection with any claim for any such payment.

Section 8.16 Independent Nature of Secured Parties. The obligations of each Secured Party under the Facility Documents are several and not joint with the obligations of any other Secured Party, and no Secured Party shall be responsible in any way for the performance of the obligations of any other Secured Party under the Facility Documents. Each Secured Party shall be responsible only for its own representations, warranties, agreements and covenants under the Facility Documents. The decision of each Secured Party to acquire the Securities pursuant to the Facility Documents has been made by such Secured Party independently of any other Secured Party and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries that may have been made or given by any other Secured Party or by any agent, attorney, advisor, representative or employee of any other Secured Party, and no Secured Party or any of its agents, attorneys, advisors, representatives or employees shall have any liability to any other Secured Party (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained in the Facility Documents, and no action taken by any Secured Party pursuant hereto or thereto (including a Secured Party’s acquisition of Obligations, Convertible Notes, Warrants or any other Securities at the same time as any other Secured Party), shall be deemed to constitute the Secured Parties as, and each of the Loan Parties acknowledges and agrees that the Secured Parties do not thereby constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Secured Parties are in any way acting in concert or as a group with respect to such Obligations or the transactions contemplated by any of the Facility Documents, and none of the Loan Parties shall assert any contrary position.

Section 8.17 Required Disclosure. On December 6, 2016, a final judgment (the “Judgment”) was entered against Stifel, Nicolaus & Company, Incorporated (“Stifel”) by the United States District Court for the Eastern District of Wisconsin (Civil Action No. 2:11-cv-00755) resolving a civil lawsuit filed by the U.S. Securities & Exchange Commission (the “SEC”) in 2011 involving violations of several antifraud provisions of the federal securities laws in connection with the sale of synthetic collateralized debt obligations to five Wisconsin school districts in 2006. As a result of the Judgment: (i) Stifel is required to cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) and 17(a)(3) of the Securities Act; and (ii) Stifel and a former employee were jointly liable to pay disgorgement and prejudgment interest of $2.5 million. Stifel was also required to pay a civil penalty of $22.0 million, of which disgorgement and civil penalty Stifel was required to pay $12.5 million to the school districts involved in this matter. Simultaneously with the entry of the Judgment, the SEC issued an Order granting Stifel a waiver from, among other things, the application of the disqualification provisions of Rule 506(d)(1)(iv) of Regulation D under the Securities Act. A copy of the Judgment is available on the SEC’s website at: https://www.sec.gov/litigation/litreleases/2016/lr23700-final-judgment.pdf.

Section 8.18 Joint and Several. The obligations of the Loan Parties hereunder and under the other Facility Documents are joint and several.

Section 8.19 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Loan Parties, the Agent, the Lenders and their successors and permitted assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Facility Documents.

Section 8.20 Binding Effect. This Agreement shall become effective when it shall have been executed by each of the Loan Parties party hereto, each Lender party hereto and Agent and such executed counterparts have been delivered to Agent and the Lenders pursuant to the terms of this Agreement.

Section 8.21 Payments Set Aside. To the extent that the Agent or any Lender receives a payment from the Borrower, from any other Loan Party, from the exercise of its rights of setoff, from any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 8.22 Marshaling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any property in favor of any Loan Party or any other Person or against or in payment of any Obligation. To the extent that Agent or any Lender receives a payment from the Borrower, from any other Loan Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, from any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 8.23 Right of Setoff. The Agent and each Lender and each of its Affiliates is hereby authorized, without notice or demand (each of which is hereby waived by each Loan Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Debt, claims or other obligations at any time owing by the Agent, such Lender or any of its Affiliates to or for the credit or the account of the Borrower or any other Loan Party against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Facility Document with respect to such Obligation and even though such Obligation may be unmatured. No Lender shall exercise any such right of setoff without the prior consent of the Required Lenders. The rights under this Section 8.23 are in addition to any other rights and remedies (including other rights of setoff) that the Agent, any Lender or any of their respective Affiliates may have.

Section 8.24 Sharing of Payments, Etc. If any Lender, directly or through any of its Affiliates, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff) (and other than pursuant to Section 8.4) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed in accordance with the provisions of the Facility Documents, such Lender shall purchase for cash from the other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such other Lenders to ensure such payment is applied as though it had been applied in accordance with this Agreement; provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (ii) such Lender shall, to the fullest extent permitted by Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Loan Party in the amount of such participation.

Section 8.25 Certain Securities Matters. Each of the Loan Parties acknowledges and agrees that none of the Secured Parties or holders of the Securities has been asked to agree, nor has any Secured Party agreed, to desist from purchasing or selling, long and/or short, capital stock or other securities of the Borrower, or “derivative” securities or capital stock based on capital stock or other securities issued by the Borrower or to hold the Securities for any specified term; and no Secured Party nor holder of Securities shall be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. Each of the Loan Parties further acknowledges and agrees that (a) one or more Secured Parties or holders of Securities may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, (b) such hedging and/or trading activities, if any, can reduce the value of the Common Stock or other capital stock held by the existing holders of Common Stock or other capital stock of the Borrower, both at and after the time the hedging and/or trading activities are being conducted; (c) any such hedging and/or trading activities shall not constitute a breach of any Facility Document or affect any of the rights of any Secured Party or holder of Securities under any Facility Document; (d) the issuance of any Warrant Shares or any Conversion Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions; and (e) the Obligations, including the Borrower’s obligation to issue the Warrant Shares upon exercise of the Warrants and the Conversion Shares upon conversion of the Convertible Notes, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim any Loan Party may have against any of the Secured Parties and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Borrower.

Section 8.26 No Fiduciary Relationship. Each of the Loan Parties acknowledges and agrees that (a) Agent and each Lender is acting at arm’s length from the Loan Parties with respect to this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby; (b) neither Agent nor any Lender will, by virtue of this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby, be (nor, to the Loan Parties’ knowledge, otherwise is) an Affiliate of, or have any agency, tenancy or joint venture relationship with, any Loan Party; (c) neither Agent nor any Lender has acted, or is or will be acting, as a financial advisor to, or fiduciary (or in any similar capacity) of, or has any fiduciary or similar duty to, any Loan Party with respect to, or in connection with, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, and each of the Loan Parties agreed not to assert, and hereby waives, to the fullest extent permitted under any Applicable Laws, any claim that any of Agent or any Lender has any fiduciary duty to such Loan Party; (d) any advice given by Agent, any Lender or any of their respective representatives or agents in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby is merely incidental to Agent or such Lender’s performance of its obligations hereunder and thereunder (including, in the case of each of the Lenders, its acquisition of the Securities); and (e) the Loan Parties’ decision to enter into the Loan Documents has been based solely on the independent evaluation by the Loan Parties and their representatives.

Section 8.27 Erroneous Payments.

(a) Each Lender hereby agrees that (i) if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds received by such Lender from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments received, including, without limitation, waiver of any defense based on “discharge for value” or any similar theory or doctrine. A notice of the Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives a payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent, (y) that was not preceded or accompanied by notice of payment, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case, if an error has been made each such Lender is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar theory or doctrine. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Loan Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason (and without limiting the Agent’s rights and remedies under this Section 8.27), the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(d) In addition to any rights and remedies of the Agent provided by law, Agent shall have the right, without prior notice to any Lender, any such notice being expressly waived by such Lender to the extent permitted by applicable law, with respect to any Erroneous Payment for which a demand has been made in accordance with this Section 8.27 and which has not been returned to the Agent, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Agent or any of its Affiliate, branch or agency thereof to or for the credit or the account of such Lender. Agent agrees promptly to notify the Lender after any such setoff and application made by Agent; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

(e) Each party’s obligations under this Section 8.27 shall survive the resignation or replacement of the Agent, the termination of any commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Facility Document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement, including the jury waiver contained herein, to be duly executed as of the first day written above.

BORROWER:

SIENTRA, INC.,
a Delaware corporation

By:	/s/ Andrew Schmidt
Name: Andrew Schmidt
Title: CFO

OTHER LOAN PARTIES:

MIST HOLDINGS, INC.

By:	/s/ Andrew Schmidt
Name: Andrew Schmidt
Title: CFO

MIST, INC.

By:	/s/ Andrew Schmidt
Name: Andrew Schmidt
Title: CFO

MIST INTERNATIONAL, INC.

By:	/s/ Andrew Schmidt
Name: Andrew Schmidt
Title: CFO

[Signature Page to Facility Agreement]

LENDER AND AGENT:

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P.,
its General Partner

	By:	J.E. Flynn Capital, LLC,
its General Partner

		By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[Signature Page to Facility Agreement]

ANNEX A

Loan Amounts

Lender	Original Loan Amount	% of Total Original Loan Amount	Disbursement Loan Amount	% of Total Disbursement Loan Amount
Deerfield Partners, L.P.	$50,000,000.00	100%	$23,000,000	100%

Total	$50,000,000.00	100%	$23,000,000	100%

Annex A